     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1996
                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                  IOWA                                       4924                                    42-1451822
    (State or Other Jurisdiction of              (Primary Standard Industrial                     (I.R.S. Employer
     Incorporation or Organization)              Classification Code Number)                   Identification Number)

                                666 GRAND AVENUE
                                  P.O. BOX 657
                          DES MOINES, IOWA 50303-0657
                  ATTN: PAUL J. LEIGHTON, CORPORATE SECRETARY
                                 (515) 242-4300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                PAUL J. LEIGHTON
                     VICE PRESIDENT AND CORPORATE SECRETARY
                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                  P.O. BOX 657
                          DES MOINES, IOWA 50303-0657
                                 (515) 242-4300
 (Names, Addresses, Including Zip Codes, and Telephone Numbers, Including Area
                         Codes, of Agents for Service)

                         ------------------------------

                                   COPIES TO:

                R. Todd Vieregg, P.C.                                 Douglas W. Hawes, Esq.
                   Sidley & Austin                            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              One First National Plaza                                 125 West 55th Street
               Chicago, Illinois 60603                               New York, New York 10019

                         ------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company with and into the Registrant pursuant to the Agreement and Plan of Merger described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement, have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED         BE REGISTERED(1)        PER UNIT         OFFERING PRICE          FEE(3)
Common Stock, no par value                 100,751,713          $17.88(2)       $1,801,440,629(2)        $621,187

(1) Based on the maximum number of shares which may be issued in the Share Exchange.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act") based upon the proposed maximum aggregate offering price of the average of the high and low prices of the common stock of MidAmerican Energy Company, as reported on the New York Stock Exchange, Inc. Composite Tape on March ,1996, multiplied by 100,751,713, which equals the maximum number of shares of common stock of MidAmerican Energy Company to be exchanged in the Share Exchange into shares of common stock of the Registrant.

(3) A filing fee of $347,594 was paid when materials forming a part of this Registration Statement were filed with the Commission as Schedule 14A Information, pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 457(b), the registration fee to be paid in connection with the filing of this Registration Statement is reduced by the amount equal to the fee paid in connection with the filing made pursuant to Section 14(g) of the Exchange Act. Consequently, only $273,593 is required to be paid in connection with the filing of this Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 -- ITEM NO. AND CAPTION                                                       PROXY STATEMENT/PROSPECTUS
-------------------------------------------------------------------------------  --------------------------------------
       A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and Outside Front Cover Page of
            Prospectus.........................................................  Facing Page of Registration Statement;
                                                                                  Cross Reference Sheet; Cover Page of
                                                                                  Prospectus
       2.  Inside Front and Outside Back Cover Pages of Prospectus.............  Available Information; Incorporation
                                                                                  by Reference; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges, and Other
            Information........................................................  Summary of Holding Company Proposal;
                                                                                  Incorporation by Reference;
                                                                                  MidAmerican Common Stock Market
                                                                                  Prices and Dividends
       4.  Terms of the Transaction............................................  Summary of Holding Company Proposal;
                                                                                  The Holding Company Proposal; Annex I
       5.  PRO FORMA Financial Information.....................................  Incorporation by Reference
       6.  Material Contacts With the Company Being Acquired...................  The Holding Company Proposal
       7.  Additional Information Required for Reoffering by Persons and
            Parties Deemed to be Underwriters..................................  Not Applicable
       8.  Interest of Named Experts and Counsel...............................  The Holding Company Proposal; Legal
                                                                                  Matters; Experts
       9.  Disclosure of Commission Position on Indemnification For Securities
            Act Liabilities....................................................  Not Applicable

FORM S-4 -- ITEM NO. AND CAPTION                                                       PROXY STATEMENT/PROSPECTUS
-------------------------------------------------------------------------------  --------------------------------------
       B.  INFORMATION ABOUT THE REGISTRANT
      10.  Information With Respect to S-3 Registrants.........................  Available Information; Incorporation
                                                                                  by Reference; The Holding Company
                                                                                  Proposal
      11.  Incorporation of Certain Information by Reference...................  Available Information; Incorporation
                                                                                  by Reference; The Holding Company
                                                                                  Proposal
      12.  Information with Respect to S-2 or S-3 Registrants..................  Not Applicable
      13.  Incorporation of Certain Information by Reference...................  Not Applicable
      14.  Information with Respect to Registrants Other Than S-3 or S-2
            Registrants........................................................  Not Applicable
       C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
      15.  Information With Respect to S-3 Companies...........................  Available Information; Incorporation
                                                                                  by Reference; The Holding Company
                                                                                  Proposal
      16.  Information With Respect to S-2 or S-3 Companies....................  Not Applicable
      17.  Information With Respect to Companies Other Than S-2 and S-3
            Companies..........................................................  Not Applicable
       D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or Authorizations Are to be
            Solicited..........................................................  Incorporation by Reference; Meetings,
                                                                                  Election of Directors; Summary of
                                                                                  Holding Company Proposal; The Holding
                                                                                  Company Proposal; 1997 Shareholder
                                                                                  Proposals
      19.  Information if Proxies, Consents or Authorizations Are Not to be
            Solicited, or in an Exchange Offer.................................  Not Applicable

                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                  P.O. BOX 657
                           DES MOINES, IA 50303-0657


Dear Shareholder:

    You are cordially invited to attend the first Annual Meeting of Shareholders of MidAmerican Energy Company ("Company") which will be held on Wednesday, April 24, 1996 at the Airport Holiday Inn, 6111 Fleur Drive, Des Moines, Iowa. The meeting will start at 10:00 a.m., local time.

    At this important meeting you will be asked to vote on the election of directors for the ensuing year, to act on a proposed corporate restructuring whereby the Company will become a subsidiary of a new holding company named MidAmerican Energy Holdings Company ("Holdings") and to approve the 1995 Long-Term Incentive Plan. The Board of Directors of the Company recommends a vote "FOR" the election of all nominees and each of the proposals.

    The accompanying Proxy Statement/Prospectus discusses the reasons for and the benefits of the proposed corporate restructuring. You are urged to read it and the Annexes thereto carefully.

    The Board of Directors believes that the holding company structure, similar to that of Midwest Resources Inc. and Midwest Power Systems Inc. prior to their July 1, 1995 merger with Iowa-Illinois Gas and Electric Company that created the Company, will prove beneficial to the shareholders of MidAmerican. A holding company structure is expected to provide a more flexible organization that is better positioned to operate in the increasingly competitive energy market place and to take advantage of new growth opportunities.

    Holdings has been organized to implement this new structure. It is proposed that outstanding shares of MidAmerican Common Stock be exchanged, on a share-for-share basis, for shares of Holdings Common Stock. As a result, the holders of MidAmerican Common Stock will become the holders of Holdings Common Stock, and Holdings will become the owner of MidAmerican Common Stock.

    If approved by the requisite vote of the shareholders and if all required regulatory approvals are received, the exchange will occur in accordance with the terms set forth in the Agreement and Plan of Exchange described in the Proxy Statement/Prospectus and attached as Annex I thereto. It is anticipated that this will occur during 1996. Iowa law provides that a majority of all of the votes entitled to be cast by each class of shares included in the exchange is required to approve the exchange. Therefore, approval of the Agreement and Plan of Exchange will require the affirmative vote of the holders of shares of MidAmerican Common Stock representing a majority of all votes entitled to be cast by all holders of MidAmerican Common Stock.

    If the new structure is effected, it will not be necessary for you to turn in your MidAmerican Common Stock certificates in exchange for Holdings Common Stock certificates. The certificates for MidAmerican Common Stock you now hold will automatically represent shares of Holdings Common Stock. New certificates bearing the name of Holdings will be issued in the future as certificates for presently outstanding shares of MidAmerican Common Stock are presented for transfer.

    The  restructuring  will not  affect  the tax  basis  of your  investment in
MidAmerican  Common  Stock.   The  MidAmerican  preferred   stock  will   remain
outstanding after the restructuring.


    Holders of record of MidAmerican Common Stock at the close of business on February 26, 1996 will be entitled to one vote for each share held. MidAmerican has over 69,000 holders of its Common Stock.


    Your vote is extremely important. Please make sure that your shares are represented at the Annual Meeting whether or not you are personally able to attend. You are encouraged to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, it is not necessary to mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

    Holders of MidAmerican Common Stock have the right to dissent from consummation of the share exchange, and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive the "fair value" of their shares if the share exchange is effected. Reference is made to the detailed information regarding dissenters' rights contained in the accompanying Proxy Statement/Prospectus.

    Please sign, date and return the proxy card in the enclosed postage paid envelope.

                                   Sincerely,

Russell E.              Stanley J.
Christiansen            Bright
CHAIRMAN                PRESIDENT

                     OFFICE OF THE CHIEF EXECUTIVE OFFICER

March 18, 1996

                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                                  P.O. BOX 657
                           DES MOINES, IA 50303-0657
              TELEPHONE NUMBERS: (515) 242-4300 OR (800) 247-5211

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of
MidAmerican Energy Company:


    The Annual Meeting of Shareholders of MidAmerican Energy Company will be held on Wednesday, April 24, 1996, at the Airport Holiday Inn, 6111 Fleur Drive, Des Moines, Iowa, commencing at 10:00 a.m., local time, for the purpose of acting on the following matters:


    1.  To elect seventeen members of the Board of Directors;


    2. To consider and vote upon a proposal to approve an Agreement and Plan of Exchange, dated as of January 24, 1996 between MidAmerican Energy Company and MidAmerican Energy Holdings Company, which provides for the formation of a holding company and whereby each issued and outstanding share of common stock of the Company, no par value, will be exchanged, on a share-for-share basis, for one share of common stock of Holdings, no par value, except for those shareholders exercising dissenters' rights, all as more fully described in the accompanying Proxy Statement/Prospectus; and



    3. To consider and vote upon a proposal to approve the MidAmerican Energy Company 1995 Long-Term Incentive Plan.


    Holders of MidAmerican Common Stock at the close of business on February 26, 1996 will be entitled to notice of and to vote at the meeting or at any postponement or adjournment thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. If you do attend you may vote in person, if you wish, whether or not you have sent in your proxy.


    Holders of MidAmerican Common Stock have the right to dissent from consummation of the Share Exchange, and, upon compliance with the procedural requirements of the Iowa Business Corporation Act, to receive the "fair value" of their shares if the share exchange is effected. See "Holding Company Proposal -- Dissenters' Rights" in the Proxy Statement/Prospectus.


                                          By Order of the Board of Directors
                                          Paul J. Leighton
                                          VICE PRESIDENT AND CORPORATE SECRETARY
March 18, 1996

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. SHAREHOLDERS ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                PROXY STATEMENT
                                      FOR
                           MIDAMERICAN ENERGY COMPANY
                             ---------------------

                                   PROSPECTUS
                                      FOR
                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                           COMMON STOCK, NO PAR VALUE

    This Proxy Statement/Prospectus has been prepared in connection with the issuance of up to 100,751,713 shares of common stock, no par value ("Holdings Common Stock"), of MidAmerican Energy Holdings Company, an Iowa corporation ("Holdings"), upon the consummation of the proposed share exchange between MidAmerican Energy Company, an Iowa corporation ("MidAmerican" or "Company") and Holdings.

    At the effective time of such share exchange, each share of common stock, no par value, of MidAmerican ("MidAmerican Common Stock") will, without action on the part of the holder thereof, be automatically exchanged for one share of Holdings Common Stock.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.

    The executive offices of each MidAmerican and Holdings are located at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50303-0657, and the telephone number at such address is (515) 242-4300.

    The date of this Proxy Statement/Prospectus is March 18, 1996. This Proxy Statement/Prospectus is first being mailed to the shareholders of MidAmerican on or about March 18, 1996.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/ Prospectus nor any distribution of securities pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus, or that the information contained herein, or incorporated by reference, is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

    MidAmerican is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and accordingly files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at

Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information can be inspected at the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

    Holdings will become subject to the same informational requirements as MidAmerican following the share exchange described in this Proxy
Statement/Prospectus, and will file reports, proxy statements and other information with the SEC in accordance with the Exchange Act.

    This Proxy Statement/Prospectus constitutes a part of a registration statement, together with all amendments, schedules and exhibits thereto ("Registration Statement"), filed by Holdings with the SEC under the Securities Act of 1933, as amended, ("Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Reference is made to the copy of each contract or other document filed as an exhibit to the Registration Statement or such other document.

                           INCORPORATION BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM PAUL J. LEIGHTON, VICE PRESIDENT AND CORPORATE SECRETARY, 666 GRAND AVENUE, P.O. BOX 657, DES MOINES, IOWA 50303-0657 (TELEPHONE:
515-242-4300). TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE ANNUAL MEETING, A REQUEST FOR SUCH DOCUMENTS SHOULD BE MADE BY APRIL 4, 1996.

    MidAmerican hereby undertakes to provide without charge to each person, including any beneficial owner to whom a copy of this Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Proxy Statement/Prospectus by reference. Requests for such documents should be directed to the person indicated above.


    The following document, previously filed with the SEC pursuant to the Exchange Act, is hereby incorporated by reference:


    MidAmerican Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-11505).

    All documents filed by MidAmerican pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting on April 24, 1996, and any adjournment thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents.") Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------
AVAILABLE INFORMATION....................................................................................      Cover
INCORPORATION BY REFERENCE...............................................................................          2
SUMMARY OF HOLDING COMPANY PROPOSAL......................................................................          4
GENERAL INFORMATION......................................................................................          7
ELECTION OF DIRECTORS....................................................................................          8
  Information about Nominees for Directors...............................................................          8
  Organization of the Board of Directors.................................................................         12
  Directors' Compensation................................................................................         13
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT..................................................................................         14
EXECUTIVE COMPENSATION...................................................................................         16
  Compensation Committee Report on Executive Compensation................................................         19
  Shareholder Return Performance Graph...................................................................         22
  Retirement Plans.......................................................................................         23
  Employment Agreements..................................................................................         24
HOLDING COMPANY PROPOSAL.................................................................................         26
  General................................................................................................         26
  Corporate Organization.................................................................................         27
  MidAmerican Utility Regulation.........................................................................         28
  Reasons for the Holding Company Proposal...............................................................         28
  Employment Agreements..................................................................................         30
  Agreement and Plan of Exchange.........................................................................         30
  Required Shareholder Approval..........................................................................         30
  Required Regulatory Approvals..........................................................................         31
  Regulation of Holdings.................................................................................         31
  Business of Holdings...................................................................................         32
  Dividend Policy........................................................................................         32
  Treatment of Preferred Stock...........................................................................         33
  Amendment or Termination...............................................................................         33
  Dissenters' Rights.....................................................................................         33
  Effective Date of the Share Exchange...................................................................         35
  Exchange of Stock Certificates Not Required............................................................         35
  Certain Federal Income Tax Consequences................................................................         35
  Management.............................................................................................         37
  Holdings Capital Stock.................................................................................         37
  Stock Plans............................................................................................         37
  MidAmerican Common Stock Market Prices and Dividends...................................................         38
  Experts................................................................................................         38
  Legal Matters..........................................................................................         38
PROPOSAL TO APPROVE AND ADOPT THE MIDAMERICAN ENERGY COMPANY 1995 LONG-TERM INCENTIVE PLAN...............         38
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS.........................................................         44
1997 SHAREHOLDER PROPOSALS...............................................................................         44
OTHER MATTERS............................................................................................         44
Annex I   Agreement and Plan of Exchange.................................................................        I-1
Annex II   Restated Articles of Incorporation of Holdings................................................       II-1
Annex III  Iowa Business Corporation Act-Dissenters' Rights Provisions...................................      III-1
Annex IV  MidAmerican Energy Company 1995 Long-Term Incentive Plan.......................................       IV-1

                      SUMMARY OF HOLDING COMPANY PROPOSAL

DESCRIPTION OF HOLDING COMPANY PROPOSAL

    The  following is  a summary  of certain  information regarding  the holding company proposal contained or incorporated by reference in this Proxy Statement/Prospectus and the accompanying Annexes. Shareholders are urged to read this Proxy Statement/Prospectus and the Annexes in their entirety.

    MidAmerican proposes to form a holding company (Holdings) which will own all of the outstanding common stock of MidAmerican and its subsidiaries ("Holding Company Proposal"). The Board of Directors and management of MidAmerican believe that a holding company structure will provide a more flexible organization that is better positioned to operate in the increasingly competitive energy market place and to respond to new growth opportunities. The restructuring will be accomplished through a share-for-share exchange ("Share Exchange") whereby holders of MidAmerican Common Stock will receive one share of Holdings Common Stock in exchange for each share of MidAmerican Common Stock as set forth in the Agreement and Plan of Exchange dated as of January 24, 1996 between MidAmerican and Holdings ("Agreement").

    The Company has received an opinion of counsel that Holdings has a good faith basis to claim an exemption from the provisions of the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"). See "Holding Company Proposal -- Regulation of Holdings."

PROPOSED SHARE EXCHANGE

    Subject to shareholder and regulatory approvals, each share of MidAmerican Common Stock will be exchanged for one share of Holdings Common Stock. It is anticipated that such approvals shall be received and the Share Exchange will be completed prior to the end of 1996. See "Holding Company Proposal -- Effective Date of the Share Exchange." The Share Exchange will be effected in accordance with a procedure for statutory share exchanges as allowed by the Iowa Business Corporation Act ("IBCA"). If the Holding Company Proposal is approved by the holders of MidAmerican Common Stock as specified in "Required Vote," below, upon the effectiveness of the Share Exchange, each holder of outstanding shares of MidAmerican Common Stock will be deemed to have exchanged such shares for shares of Holdings Common Stock whether or not such holder voted in favor of the Holding Company Proposal.

REASONS FOR THE HOLDING COMPANY PROPOSAL

    The principal reason for the proposed restructuring of MidAmerican is to create an organizational structure that will be better positioned to operate in a more competitive environment. The utility industry in general is changing and becoming increasingly competitive, in both the electric and gas sectors and on both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments. MidAmerican believes that a holding company structure will provide a greater degree of flexibility and an enhanced capability to address the changes associated with operating in a more competitive market place and to take advantage of new growth opportunities. The holding company structure is commonly used in the utility industry as well as others to conduct different lines of business and is expected to provide MidAmerican a flexible framework within which to conduct its regulated and nonregulated operations. See "Holding Company Proposal -- Reasons for the Holding Company Proposal."

REGULATORY APPROVALS

    Consummation of the Share Exchange is conditioned upon receiving certain orders from the Illinois Commerce Commission ("ICC"), the Iowa Utilities Board ("IUB"), the Federal Energy Regulatory Commission ("FERC") and the Nuclear Regulatory Commission ("NRC").

EFFECTIVENESS

    The Share Exchange will be effective as soon as practicable after the receipt of regulatory and shareholder approvals. See "Holding Company Proposal -- Effective Date of the Share Exchange."

NO EXCHANGE OF CERTIFICATES

    If the Share Exchange is effected, it will not be necessary for holders of Common Stock to exchange their existing stock certificates for stock certificates of Holdings. See "Holding Company Proposal -- Exchange of Stock Certificates Not Required."

STOCK EXCHANGE LISTING


    The MidAmerican Common Stock is currently listed on the NYSE. Holdings intends to apply to list the Holdings Common Stock on the NYSE. It is expected that such listing will become effective on the effective date of the Share Exchange, subject to the rules of the NYSE. See "Holding Company Proposal -- Listing of Holdings Common Stock."


DIVIDEND POLICY

    Dividends on Holdings Common Stock will depend primarily on the earnings, financial condition and capital requirements of its subsidiaries, including MidAmerican, and the subsidiaries' ability to pay dividends on their stock owned by Holdings. Although MidAmerican and Holdings are currently unable to make any assurances with regard to the payment of dividends, it is currently contemplated that Holdings will initially pay quarterly dividends on Holdings Common Stock at the rate most recently paid, and on the same schedule, as dividends have been paid on MidAmerican Common Stock. See "Holding Company Proposal -- Dividend Policy."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is intended that the exchange of MidAmerican Common Stock for Holdings Common Stock in the Share Exchange will not be taxable under federal income tax laws, and it is a condition for the Share Exchange to become effective that MidAmerican receive either an opinion of counsel or a ruling from the Internal Revenue Service satisfactory to the Company with respect to the federal income tax consequences of the Share Exchange. See "Holding Company Proposal -- Certain Federal Income Tax Consequences."

REQUIRED VOTE

    Approval of the Holding Company Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of MidAmerican Common Stock. Abstentions and "non-votes" (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote on the Holding Company Proposal due to the absence of instructions from beneficial owners) will have the same effect as negative votes. THE FAILURE TO VOTE ON THE HOLDING COMPANY PROPOSAL WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. See "Holding Company Proposal -- Required Shareholder Approval."

    The  vote  of  MidAmerican  shareholders in  favor  of  the  Holding Company
Proposal will be deemed to be ratification by such shareholders of the assumption by Holdings of the MidAmerican Energy Company 1995 Long-Term Incentive Plan and other stock-related benefit plans upon effectiveness of the Share Exchange. See "Holding Company Proposal -- Stock Plans."

RIGHTS OF DISSENTING SHAREHOLDERS

    The holders of record of MidAmerican Common Stock have the right to dissent from consummation of the Share Exchange and, upon compliance with the procedural requirements of the IBCA, to receive the "fair value" of their shares if the Share Exchange is effected. Any such holders electing to exercise their right of dissent must deliver to MidAmerican before the vote is taken a written notice of their intent to demand payment of the fair value of their shares if the Share Exchange is consummated and not vote to approve the Agreement. See "Holding Company Proposal -- Dissenters' Rights" and Annex III.

ELECTION OF DIRECTORS

    The Directors of MidAmerican will become the Directors of Holdings upon the effectiveness of the Share Exchange, and they will serve as the Directors of Holdings until the first annual meeting of Holdings shareholders. See "Holding Company Proposal -- Management."

    Each of Messrs. Russell E. Christiansen and Stanley J. Bright has entered into an employment agreement with Holdings to become effective upon consummation of the Share Exchange (together, the "Employment Agreements"). The Employment Agreements are in all material respects identical to and will supersede employment agreements entered into effective as of July 1, 1995 and currently in effect between MidAmerican and Messrs. Bright and Christiansen. See "Executive Compensation -- Employment Agreements."

    THE MIDAMERICAN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE SHARE EXCHANGE CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE HOLDERS OF MIDAMERICAN COMMON STOCK VOTE "FOR" APPROVAL OF THE AGREEMENT AND THE HOLDING COMPANY PROPOSAL.

                              GENERAL INFORMATION


    This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies of the shareholders of MidAmerican Energy Company ("Company") on behalf of the Board of Directors of the Company ("Board of Directors") for use at the Annual Meeting of Shareholders to be held at the Airport Holiday Inn, 6111 Fleur Drive, Des Moines, Iowa, on Wednesday, April 24, 1996, at 10:00 a.m., local time, and at all adjournments thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

    This is the first annual meeting of the holders of MidAmerican Common Stock since the July 1, 1995 merger of Midwest Resources Inc. ("Midwest Resources"), Midwest Power Systems Inc. ("Midwest Power") and Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") with and into the Company (the "Merger"). Only shareholders of record at the close of business on February 26, 1996 are entitled to vote at the meeting. As of the record date, there were outstanding 100,751,713 shares of MidAmerican Common Stock. Each share of MidAmerican Common Stock is entitled to one vote on all matters presented to the meeting.

    With respect to Item 1 of this Proxy Statement/Prospectus, Election of Directors, if a quorum is present, the affirmative vote of a majority of the votes cast  is required  for the  election  of each  director. For  purposes  of determining the number of votes cast, all votes cast "for" or to "withhold authority" to vote are included. "Non-votes," including "broker non-votes" which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of votes cast with respect to the election of directors.

    Approval of the Agreement and the Holding Company Proposal, Item 2 of this Proxy Statement/ Prospectus, if a quorum is present, requires the affirmative vote of the holders of shares of MidAmerican Common Stock representing a majority of all votes entitled to be cast by all holders of MidAmerican Common Stock. For purposes of determining the number of votes cast with respect to this proposal, all votes cast "for" or "against" are included. Abstentions will not be counted as either "for" or "against" this proposal, however, abstentions will have the practical effect of an "against" vote. "Non-votes," including "broker non-votes," are not counted for the purpose of determining the number of votes cast with respect to this proposal.


    The affirmative vote of a majority of the votes cast, if a quorum is present, with respect to the adoption of the 1995 Long-Term Incentive Plan, set forth as Item 3 of this Proxy Statement/Prospectus, is required for approval. For purposes of determining the number of votes cast with respect to this proposal, all votes cast "for" or "against" are included. Abstentions will not be counted as either "for" or "against" this proposal. "Non-votes," including "broker non-votes," are not counted for the purpose of determining the number of votes cast with respect to this proposal.


    Any shareholder giving a proxy pursuant to this Proxy Statement/Prospectus may revoke it at any time by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or if the shareholder executing the proxy is present at the meeting, voting in person.

    All shares represented by effective proxies will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy. If no specification is made, the proxy will be voted in accordance with the Board of Directors' recommendations.

    If a shareholder is a participant in the Company's Shareholder Options Plan or the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan, the proxy card will represent the number of shares registered in the participant's name and the number of whole shares credited or allocated to the participant's account under these plans. For those shares held in the plans, the proxy card will serve as a direction to the trustee or voting agent under the respective plan as to how the shares in the accounts are to be voted. Fractional shares will not be voted.

    The entire cost of solicitation of proxies will be borne by the Company. In addition to the original solicitation by mail, some of the officers and regular employees of the Company may solicit proxies by personal calls, telephone or otherwise, but without compensation in addition to their regular salaries. The Company will reimburse brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners. In addition, the Company has retained D. F. King & Co., Inc., a proxy solicitation firm, to assist in the forwarding of proxy materials to brokers and other custodians, nominees and fiduciaries at an estimated cost of $6,500 plus disbursements.


                                     ITEM 1
                             ELECTION OF DIRECTORS

    The seventeen persons named on the following pages have been nominated for election as directors, to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified. Each has consented to be a nominee and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors, in its discretion, may designate substitute nominees, in which event proxies will be voted for such substitute nominees.

INFORMATION ABOUT NOMINEES FOR DIRECTORS

    Certain information about each nominee, including age, principal occupation, business experience, directorships, board committee assignments and the year in which the nominee became a director of the Company or one of its predecessor companies, is set forth in the following pages. All of the nominees listed are now serving as directors of the Company.

     PHOTO       JOHN W. AALFS (55)
                 President  of Aalfs  Manufacturing, Inc.  (clothing manufacturer), Sioux
                 City, Iowa, since  1979. Joined the  Board in 1988.  Chair of the  Audit
                 Committee.  Director of  Morningside College,  Norwest Bank  Sioux City,
                 N.A. and Fox Valley Corporation; Member  of the Iowa Group for  Economic
                 Development and the Siouxland Foundation Executive Committee.

     PHOTO       BETTY T. ASHER (51)
                 President  and Professor of Educational Psychology and Counseling at the
                 University of South Dakota, Vermillion, South Dakota, since 1989. Joined the Board in 1994.  Member of the Audit  Committee. Director of  Norwest
                 Bank  of  South  Dakota,  N.A.,  Children's  Care  Hospital  and  School
                 Foundation,  Sioux  Valley   Hospital,  University  Physicians,   Family
                 Practice Center and Karl E. Mundt Foundation.

     PHOTO       STANLEY J. BRIGHT (55)
                 President  and President of the Office of the Chief Executive Officer of
                 the Company since 1995. Chairman, President and Chief Executive  Officer of  Iowa-Illinois Gas and Electric Company  from 1991 to 1995, President and Chief Operating Officer from 1990 to 1991 and Vice President-Finance and Chief Financial  Officer from 1986  to 1990. Joined  the Company  in
                 1986  and the Board in 1987. Chair of the Strategy Committee, Vice Chair
                 of the Executive Committee and member of the Finance Committee. Director of Association of Edison Illuminating Companies, Des Moines  Development
                 Corporation, Edison Electric Institute, Genesis Medical Center, Illinois
                 Energy  Association, Iowa College  Foundation, Iowa Utility Association,
                 North Central Electric Association, Norwest Bank Iowa, N.A., St. Ambrose
                 University, Synergics, Inc., Utech Venture Capital Corporation and Utilx
                 Corporation; Member of the Board of  Visitors of the University of  Iowa
                 School of Business and Iowa Business Council.

     PHOTO       ROBERT A. BURNETT (68)
                 Retired  Chairman  of Meredith  Corporation  (media), Des  Moines, Iowa, since 1992, Chairman from 1989 to 1992 and President and Chief Executive
                 Officer from  1977 to  1989. Joined  the Board  in 1984.  Member of  the
                 Compensation  and Finance  Committees. Director of  ITT Corporation, ITT
                 Hartford, ITT  Industries, Meredith  Corporation, Whirlpool  Corporation
                 and   Business  Enterprise   Trust;  Past  Director   of  Dayton  Hudson
                 Corporation; Member of  the Advisory  Council of  the World  Agriculture
                 Development Foundation; Trustee of Grinnell College.

     PHOTO       ROSS D. CHRISTENSEN (55)
                 Orthodontist  in private practice in Waterloo, Iowa, since 1968 and with
                 Drs. Christensen and  Bigelow, P.C.  since 1974. Partner  in JoRo,  Inc.
                 (real  estate development) and Heartland  Midwest Management, Inc. (real estate management) since 1984. Joined the  Board in 1983. Vice Chair  of the  Nominating Committee and member of the Strategy Committee. Director of EURAS USA, Inc.,  Waterloo Industrial Development Association,  Inc.,
                 Community Foundation of Waterloo and Northeast Iowa and the Cedar Valley
                 Economic Development Corp.; President of Village Initiative; Chairman of
                 President's  Resources  Council,  Wartburg College;  Chairman,  Board of
                 Trustees of Silos and Smokestacks; Trustee of R. J. McElroy Trust.

     PHOTO       RUSSELL E. CHRISTIANSEN (60)
                 Chairman and Chairman of  the Office of the  Chief Executive Officer  of
                 the  Company since 1995. Chairman and Chief Executive Officer of Midwest
                 Resources Inc. from 1992 to 1995,  President from 1990 to 1995 and  Vice
                 Chairman  and Chief  Operating Officer from  1990 to  1992. Chairman and
                 Chief Executive Officer of Midwest Energy Company from 1986 to 1990  and
                 President from 1985 to 1990. Joined the Company in 1959 and the Board in
                 1983.  Chair  of  the  Executive Committee  and  member  of  the Finance
                 Committee. Director of Greater Des Moines Committee, Greater  Siouxland,
                 Inc.,  McLeod  Inc., North  Central  Electric Association,  Norwest Bank
                 Iowa, N.A.  and  Siouxland  Foundation;  Past  Director  of  Des  Moines
                 Development  Corporation, Edison Electric  Institute, Greater Des Moines
                 Chamber Federation, Iowa Association of  Business and Industry and  Iowa
                 Utility  Association. Member  of the  Iowa Business  Council; Trustee of
                 South Dakota State University Foundation and Iowa Nature Conservancy.

     PHOTO       JOHN W. COLLOTON (65)
                 Vice President for Statewide Health Services, University of Iowa (health care administration), Iowa  City, Iowa, since  1993. Director and  Chief
                 Executive  Officer of the University of  Iowa Hospitals and Clinics from
                 1971 to 1993. Joined the Board  in 1992. Member of the Compensation  and
                 Nominating Committees. Director of Baxter International Inc., Iowa State
                 Bank  and Trust  Company, OncorMed,  Inc., Premier  Oncology Networks of
                 America, and Blue Cross & Blue Shield of Iowa and South Dakota;  Trustee
                 of University of Pennsylvania Medical Center.

     PHOTO       FRANK S. COTTRELL (53)
                 Vice  President of  Deere &  Company (manufacturing),  Moline, Illinois, since 1993, General Counsel since 1991 and Secretary since 1987.  Joined the Board in 1992. Member of the Audit and Strategy Committees. Director
                 of Homelite, Inc. and William Butterworth Memorial Trust.

     PHOTO       JACK W. EUGSTER (50)
                 Chairman   and  Chief  Executive  Officer   of  Musicland  Stores  Corp.
                 (specialty retailer), Minneapolis, Minnesota,  since 1986 and  President since  1981.  Joined  the  Board  in  1987.  Chair  of  the Compensation
                 Committee and member  of the  Executive Committee.  Director of  Damark,
                 Inc.,  Donaldson  Company, Inc.,  Josten's,  Inc., ShopKo  Stores, Inc.,
                 Minnesota Business Partnership, Children's Home Society of Minnesota and
                 Walker Art Center; Trustee of Carleton  College; Member of the Board  of
                 Overseers of the University of Minnesota Carlson School of Management.

     PHOTO       MEL FOSTER, JR. (68)
                 Chairman  of Mel Foster Co. Inc. (real estate and insurance), Davenport,
                 Iowa, since 1970.  Joined the  Board in  1972. Chair  of the  Nominating
                 Committee  and  member  of the  Compensation  and  Executive Committees.
                 Director of Norwest  Bank Iowa,  N.A., Quad Cities  Community Board  and
                 Downtown Davenport Development Corporation.

     PHOTO       NOLDEN GENTRY (58)
                 Partner  in  the law  firm of  Brick,  Gentry, Bowers,  Swartz, Stoltze,
                 Schuling & Levis, P.C., Des Moines,  Iowa, since 1983. Joined the  Board in  1988. Vice Chair of the Strategy Committee. Director of Delta Dental
                 Plan of  Iowa, Firstar  Bank Iowa,  N.A., Greater  Des Moines  Community
                 Foundation,   Mid-Iowa  Health  Foundation,   Morris  Scholarship  Fund,
                 National "I" Club and Orchard Place.

     PHOTO       JAMES M. HOAK, JR. (52)
                 Chairman of Heritage Media  Corporation (broadcasting and  advertising),
                 Dallas, Texas, since 1987, Chairman of Hoak Capital Corporation (private investment  company) since 1991, Chairman and President of James M. Hoak
                 &  Co.  (investment  banking)  and  Hoak  Securities  Corp.  (securities broker-dealer) since 1995. Chairman and Chief Executive Officer of Crown
                 Media,  Inc. (cable television), Dallas, Texas from 1991 to 1995. Joined the Board in  1983. Vice  Chair of  the Finance  Committee. Director  of
                 Airgas,  Inc., Pier  1 Imports,  Inc. and  Texas Industries,  Inc.; Vice
                 Chairman of the American Business Conference.

     PHOTO       RICHARD L. LAWSON (66)
                 President and Chief Executive Officer of the National Mining Association
                 (all minable resources), Washington, D. C., since 1995. President of the
                 National Coal  Association and  member  of its  Board of  Directors  and
                 Executive  Committee from 1987 to 1995. Joined the Board in 1989. Member of the  Audit  Committee. President  of  the American  Coal  Foundation;
                 Director  of World Energy Council,  Atlantic Council and National Energy
                 Foundation; Member  of  the  Washington Institute  of  Foreign  Affairs.
                 Retired from the United States Air Force in 1986 as a four star general.
                 Formerly  Deputy Commander and  Chief of the U.  S. European Command and
                 Chief of Staff, Supreme Headquarters Allied Powers, Europe.

     PHOTO       ROBERT L. PETERSON (63)
                 Chairman and  Chief Executive  Officer of  IBP, inc.  (meat  processor),
                 Dakota  City, Nebraska,  since 1980,  President since  1977 and Director since 1976.  Joined the  Board  in 1990.  Member  of the  Executive  and
                 Nominating  Committees.  Director of  the  Omaha branch  of  the Federal
                 Reserve Bank of Kansas City; Member of the Iowa Business Council.

     PHOTO       NANCY L. SEIFERT (66)
                 Executive Vice President  of James  F. Seifert &  Sons L.L.C.  (retail),
                 Cedar  Rapids, Iowa, since 1993. Retired as a merchandise executive with
                 Seifert's Inc. in  1990. Joined  the Board in  1985. Vice  Chair of  the
                 Compensation  Committee and member of the Strategy Committee. Trustee of
                 Mt. Mercy College and University of North Dakota Foundation.

     PHOTO       W. SCOTT TINSMAN (63)
                 Co-Founder and  Vice President  of Twin-State  Engineering and  Chemical
                 Company  (engineering services  and chemical  manufacturing), Davenport,
                 Iowa, since  1958.  Joined the  Board  in  1988. Chair  of  the  Finance
                 Committee  and member of the Audit Committee. Director of Genesis Health
                 System and Genesis Medical Center.

     PHOTO       LEONARD L. WOODRUFF (67)
                 President of  Woodruff Construction  Company (contractor),  Fort  Dodge,
                 Iowa,  since 1979. Joined the Board in 1972. Member of the Executive and
                 Finance Committees.  Director of  Calhoun County  Economic  Development,
                 Fort Dodge Betterment Foundation, Fort Dodge YMCA Foundation and Webster
                 County Economic Development.


ORGANIZATION OF THE BOARD OF DIRECTORS


    The Board of Directors has established the following committees to perform various delegated functions. The number of meetings shown for each committee are those held after July 1, 1995, the effective date of the Merger creating the Company.


    The Audit Committee considers matters pertaining to financial reporting and internal accounting controls and held one meeting. The Executive Committee exercises certain authority of the Board of Directors on behalf of the entire Board and held two meetings. The Finance Committee considers matters pertaining to the Company's financing plans, its nonregulated businesses and pension, trust and other investment activities and held two meetings. The Compensation Committee considers matters pertaining to compensation of officers and directors and management succession and administers certain executive officer and director compensation plans and held three meetings. The Strategy Committee advises the Board of Directors on strategic matters pertaining to the Company and its operations and held one meeting.

    The Nominating Committee recommends candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. The Nominating Committee held one meeting. Candidates will be selected without regard to race, creed, color, sex or national origin and must be a citizen of the United States and have demonstrated outstanding business and civic accomplishments. The Nominating Committee will consider all candidates recommended by shareholders in accordance with the procedure established in the Company's Restated Bylaws which requires recommendations to be submitted in writing ninety days in advance of the annual meeting of shareholders. Such recommendations should include the name and address of the shareholder and the candidate pursuant to which the recommendation is being made, such other information about the candidate as is required to be included in the Company's proxy statement and the consent of the candidate to serve as a director if elected. Recommendations should be sent to the Corporate Secretary, MidAmerican Energy Company, P.O. Box 657, Des Moines, Iowa 50303-0657.

    The Board of Directors of the Company held five meetings during 1995 subsequent to the Merger. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Board Committees on which they served, except for General Lawson who attended 71%.

DIRECTORS' COMPENSATION


    The Board of Directors believes it is important that its members have an equity interest in the Company. As a result, the Board of Directors has adopted a policy that each director must own at least 1,000 shares of MidAmerican Common Stock at the time the director becomes a member of the Board of Directors. In addition, a portion of each non-employee director's compensation for service as a director of the Company will be paid in restricted shares of MidAmerican Common Stock. The MidAmerica Energy Company 1995 Long-Term Incentive Plan, which is subject to the approval of the shareholders as described in Item 3 of this Proxy Statement/Prospectus, sets forth the provisions of this restricted stock plan for non-employee directors. In summary, the plan provides that upon the initial election of each non-employee director to the Board of Directors, whether at an annual election or to fill a vacancy, 800 restricted shares of MidAmerican Common Stock will be granted to each such director. Additional grants of 800 restricted shares of MidAmerican Common Stock will be made annually on May 1 to each director who continues on the Board of Directors. Non-employee directors are restricted from disposing of such restricted shares of MidAmerican Common Stock until such time as the director ceases to be a director of the Company. Each director who is not an employee of the Company received 800 restricted shares of MidAmerican Common Stock in July 1995. Until the plan is approved by the shareholders, however, such shares are deemed to be in the form of share equivalent units which will be credited with dividends at the same rate as that paid on the MidAmerican Common Stock and will be distributed in cash at the current market value of the MidAmerican Common Stock at the time the director ceases to be a director of the Company. In the event the plan is not approved by the shareholders, future grants will continue in the form of share equivalent units as described above.


    In addition to the restricted stock component of director compensation described in the foregoing paragraph, directors each receive an annual retainer fee of $12,000. Directors who are not also employees of the Company each receive a fee of $750 for attendance at each regular or special meeting of the Board of Directors and each meeting of a Committee of the Board of Directors.


    The Board of Directors has elected not to adopt a retirement plan for directors, although a predecessor company maintained a nonqualified retirement plan for its directors. The predecessor company entered into agreements with those directors continuing as directors of the Company (Messrs. Aalfs, Burnett, Christensen, Christiansen, Eugster, Gentry, Hoak, Lawson and Peterson and Dr. Asher) whereby the Company agreed to vest accrued benefits for each such director as of June 30, 1995. The accrued benefit for each such director was determined by multiplying the number of months of service as a director by one-twelfth of the then current annual retainer ($15,000). The maximum total benefit is based on 120 months of service as a director and the minimum service requirement was waived. The accrued benefit is payable quarterly in cash when the respective director ceases to be a director of the Company in accordance with the terms of such retirement plan. Benefits will be paid out of general corporate funds.


    Directors have the opportunity to make an election prior to the commencement of any year to defer a portion or all of their cash compensation received for service as a director of the Company pursuant to the MidAmerican Energy Company Directors Deferred Compensation Plan. Amounts previously deferred or earned under predecessor companies' deferred compensation plans will be distributed in accordance with each such plan's respective provisions upon termination of a director's service as a director.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the beneficial ownership, reported to the Company as of February 26, 1996, of the MidAmerican Common Stock of each director and nominee, the two individuals comprising the office of the chief executive officer and the four other most highly compensated executive officers and, as a group, directors, nominees and executive officers. No member of the group owned any of the Company's preferred stock. To the Company's knowledge, no single entity owns of record or beneficially more than five percent of any class of the outstanding voting securities of the Company.


                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP    PERCENT OF
NAME OF BENEFICIAL OWNER                                             (1)                CLASS
----------------------------------------------------------  ----------------------  -------------
John W. Aalfs.............................................           3,880                *
Betty T. Asher............................................           1,839(2)             *
Stanley J. Bright.........................................           7,839(3)             *
Robert A. Burnett.........................................           9,541(4)             *
Ross D. Christensen.......................................           9,496(5)             *
Russell E. Christiansen...................................          16,268(6)             *
John W. Colloton..........................................           1,535                *
Frank S. Cottrell.........................................           2,270                *
Jack W. Eugster...........................................           3,880                *
Mel Foster, Jr............................................          30,790(7)             *
Nolden Gentry.............................................           2,721(8)             *
James M. Hoak, Jr.........................................           5,810                *
Richard L. Lawson.........................................           2,300(9)             *
Robert L. Peterson........................................           2,203                *
Nancy L. Seifert..........................................           2,842(10)            *
W. Scott Tinsman..........................................           3,299                *
Leonard L. Woodruff.......................................          22,892                *
Richard C. Engle..........................................          10,985(11)            *
Donald C. Heppermann......................................           2,932(12)            *
Lynn K. Vorbrich..........................................           5,072(13)            *
Beverly A. Wharton........................................           5,189(14)            *
Directors and executive officers as a group (27
 persons).................................................         169,651(15)            *


------------------------
*Less than one percent of the shares of MidAmerican Common Stock outstanding.

 (1) Beneficial ownership of each of the shares of MidAmerican Common Stock listed in the foregoing table is comprised of sole voting power and sole investment power, unless otherwise noted. The shares reported for the non-employee directors and nominees includes 800 shares of restricted stock granted in July 1995 in accordance with the 1995 Long-Term Incentive Plan. These conditional grants are subject to the approval by the shareholders of the 1995 Long-Term Incentive Plan as described in Item 3 of this Proxy Statement/Prospectus. See "Directors' Compensation" for a discussion of these grants.

 (2) Shares beneficially owned by Dr. Asher and her spouse.

 (3) Includes 5,977 shares held in a defined contribution plan as of December 31, 1995 and 1,862 shares beneficially owned by Mr. Bright and his spouse.


 (4) Includes 2,741 shares held by a trust for which Mr. Burnett is trustee.

 (5) Includes 8,480 shares held by Dr. Christensen and his partner in a profit sharing trust.


 (6) Includes 8,991 shares held in a defined contribution plan as of December 31, 1995 and 7,070 shares beneficially owned by Mr. Christiansen and his spouse.



 (7) Includes 2,940 shares held by Mr. Foster's spouse, 14,700 shares held by a company of which Mr. Foster is an officer and shareholder and 5,000 shares held by a family partnership of which Mr. Foster is a partner.


 (8) Includes 1,266 shares held in an individual retirement account.

 (9) Shares beneficially owned by General Lawson and his spouse.


(10) Includes 2,042 shares held by a trust for which Mrs. Seifert is trustee.



(11) Includes 9,105 shares held in a defined contribution plan as of December 31, 1995, 1,367 shares beneficially owned by Mr. Engle's spouse and 513 shares beneficially owned by Mr. Engle and his spouse.


(12) Includes 2,932 shares held in a defined contribution plan as of December 31, 1995.

(13) Includes 2,489 shares held in a defined contribution plan as of December 31, 1995 and 262 shares beneficially owned by Mr. Vorbrich and his spouse.


(14) Includes 1,234 shares held in a defined contribution plan as of December 31, 1995, 3,536 shares beneficially owned by Mrs. Wharton and her spouse and 419 shares beneficially owned in a custodial account for a minor child.


(15) Includes shares held in defined contribution plans as of December 31, 1995 and shares beneficially owned jointly with and individually by family members of directors and executive officers.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation for services in all capacities to the Company (including predecessor companies) and its subsidiaries for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, (i) the two members of the office of the chief executive officer and (ii) the other four most highly compensated executive officers of the Company ("named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION (7)
                                                                                 --------------------------
                                                                                    AWARDS
                                             ANNUAL COMPENSATION                 -------------    PAYOUTS
                              -------------------------------------------------   SECURITIES    -----------     ALL OTHER
          NAME AND                        SALARY      BONUS      OTHER ANNUAL     UNDERLYING    LTP PAYOUTS   COMPENSATION
     PRINCIPAL POSITION         YEAR      ($)(1)     ($)(2)    COMPENSATION($)   OPTIONS(#)(4)    ($)(5)         ($)(6)
----------------------------  ---------  ---------  ---------  ----------------  -------------  -----------  ---------------
Russell E. Christiansen ....       1995    427,500    148,000         60,267(3)      150,000        --             26,370
  Chairman, Chairman of            1994    415,000          0              0               0        --             26,370
  the Office of CEO                1993    398,333    164,920          5,310               0        --             25,048
Stanley J. Bright ..........       1995    356,000    105,000         53,525(3)      150,000            --          5,850
  President, President of          1994    300,800     45,120              0               0             0         31,452
  the Office of CEO                1993    285,000     17,100              0               0        84,075         11,273
Richard C. Engle ...........       1995    241,500     72,850              0          60,000        --             17,275
  Executive Vice                   1994    238,000          0              0               0        --             17,275
  President                        1993    233,000     62,541              0               0        --             17,238
Lynn K. Vorbrich ...........       1995    241,500     67,850         21,482(3)       60,000        --             11,083
  President                        1994    238,000          0              0               0        --             11,083
  Electric Division                1993    236,446     62,854              0               0        --              9,529
Donald C. Heppermann .......       1995    213,200     46,125         30,887(3)       60,000            --          5,850
  President and COO                1994    197,000     19,700              0               0             0         22,260
  InterCoast Energy Co.            1993    186,583     33,660              0               0             0          6,467
Beverly A. Wharton .........       1995    191,450     56,550              0          60,000        --              4,918
  President                        1994    173,000          0              0               0        --              4,918
  Gas Division                     1993    160,500     42,510              0               0        --              4,598

------------------------
(1) Includes lump sum payments in lieu of 1995 base salary adjustments for Messrs. Christiansen, Engle and Vorbrich and Mrs. Wharton.

(2) Includes bonuses paid by predecessor companies.

(3) Consists of compensation supplemental to that provided by the Company's employee relocation policy and reimbursement for income taxes paid in connection with the executive's relocation.

(4)  Consists  of  options  conditionally granted  pursuant  the  1995 Long-Term
    Incentive  Plan  which  is  subject  to  the  approval  of  the  holders  of
    MidAmerican Common Stock as described in Item 3 of this Proxy Statement/Prospectus.

(5) Payments made pursuant to a predecessor company's long-term incentive compensation plan.


(6) Amounts for 1995 consist of (i) contributions by the Company and predecessor companies to defined contribution plans of $3,000 for each of Messrs. Christiansen and Engle and Mrs. Wharton, $5,850 for each of Messrs. Bright and Heppermann and $1,533 for Mr. Vorbrich and (ii) $23,370, $14,275 and $9,550 for Messrs. Christiansen, Engle and Vorbrich, respectively, and $1,918 for Mrs. Wharton for supplemental life insurance.



(7) As of December 31, 1995, Messrs. Christiansen, Bright, Engle, Vorbrich and Heppermann and Mrs. Wharton held 13,675, 11,966, 6,291, 6,291, 5,607 and
    5,470 restricted shares of MidAmerican Common Stock, respectively, having a value of $229,056, $200,430, $105,374, $105,374, $93,917 and $91,622,
    respectively, based on the closing price of MidAmerican Common Stock at December 31, 1995. The restricted stock was conditionally granted as performance shares pursuant to the 1995 Long-Term Incentive Plan and is subject to the approval of the holders of

    MidAmerican Common Stock as described in Item 3 of this Proxy Statement/Prospectus. See the "Compensation Committee Report on Executive Compensation" and the table of "Long-Term Incentive Plans -- Awards in Last Fiscal Year."

                       OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS(1)
---------------------------------------------------------------------------------------------------------
                                                  NUMBER OF      PERCENT OF
                                                 SECURITIES     TOTAL OPTIONS
                                                 UNDERLYING      GRANTED TO       EXERCISE                  GRANT DATE
                                                   OPTIONS        EMPLOYEES         PRICE     EXPIRATION   PRESENT VALUE
NAME                                             GRANTED (#)   IN FISCAL YEAR     ($/SHARE)      DATE         ($)(2)
-----------------------------------------------  -----------  -----------------  -----------  -----------  -------------
Russell E. Christiansen........................     150,000             21%           14.50      7/26/05        237,000
Stanley J. Bright..............................     150,000             21%           14.50      7/26/05        237,000
Richard C. Engle...............................      60,000              8%           14.50      7/26/05         94,800
Lynn K. Vorbrich...............................      60,000              8%           14.50      7/26/05         94,800
Donald C. Heppermann...........................      60,000              8%           14.50      7/26/05         94,800
Beverly A. Wharton.............................      60,000              8%           14.50      7/26/05         94,800

------------------------
(1) The options shown in the foregoing table were conditionally granted pursuant to the 1995 Long-Term Incentive Plan and are subject to the approval of the holders of MidAmerican Common Stock as described in Item 3 of this Proxy Statement/Prospectus. The aggregate number of shares attributable to the 1995 grants is 700,000.

    The exercise price (the price the recipient must pay to purchase each share of MidAmerican Common Stock that is the subject of the option) is equal to the fair market value of MidAmerican Common Stock on the date of grant of the option. All options shown were granted on July 26, 1995 and reflect the closing price of MidAmerican Common Stock on that date. Options may be exercised during a period that begins one year after the date of grant and ends ten years after the date of the grant. During the exercise period the recipient of the option grant may exercise 25% of the total options granted after one year from the date of the grant, 50% after two years from the date of the grant, 75% after three years from the date of the grant and all of the options after four years from the date of the grant. Options become fully exercisable in the event of termination of employment with the Company by reason of disability, retirement at age 55 and after five years of service with the Company, death or a change in control as defined in the plan.

(2) The Black-Scholes Option Pricing Model was used to determine the grant date present value of the stock options granted in 1995 by the Company to the named executive officers. Under the Black-Scholes Option Pricing Model, the grant date present value of the stock options referred to in the table was $1.58.

    The ultimate values of the options will depend on the future market price of MidAmerican Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionholder will realize upon exercise of an option will depend on the excess of the market price of MidAmerican Common Stock over the exercise price on the date the option is exercised.

    The material assumptions and adjustments incorporated in the model in estimating the value of the options include the following:

    - An exercise price of the option of $14.50, equal to the fair market value of the underlying stock on the date of the grant.

    - An option term of ten years.

    - An interest rate of 6.28% that represents the interest rate on a U.S. Treasury security on the date of the grant with a maturity date corresponding to that of the option term.


    - Volatility  of  23%  calculated   using  daily  stock  prices,   including
      predecessor companies, for the six month period prior to the grant date.


    - Dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of MidAmerican Common Stock at the date of the grant.

                         FISCAL YEAR END OPTION VALUES

                                                                                     NUMBER OF
                                                                                     SECURITIES       VALUE OF
                                                                                     UNDERLYING     UNEXERCISED
                                                                                    UNEXERCISED     IN-THE-MONEY
                                                                                     OPTIONS AT      OPTIONS AT
                                                                                    FISCAL YEAR     FISCAL YEAR
                                                                                        END             END
                                                                                        (#)            ($)(1)
                                                                                   --------------  --------------
                                                                                    EXERCISABLE/    EXERCISABLE/
NAME                                                                               UNEXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------  --------------  --------------
Russell E. Christiansen..........................................................      0/150,000       0/337,500
Stanley J. Bright................................................................      0/150,000       0/337,500
Richard C. Engle.................................................................       0/60,000       0/135,000
Lynn K. Vorbrich.................................................................       0/60,000       0/135,000
Donald C. Heppermann.............................................................       0/60,000       0/135,000
Beverly A. Wharton...............................................................       0/60,000       0/135,000

------------------------
(1) Based on the closing price of MidAmerican Common Stock at December 31, 1995 of $16.75 per share. Options shown as unexercisable were conditionally granted and are subject to the approval by the shareholders of the 1995 Long-Term Incentive Plan as described in Item 3 to this Proxy Statement/Prospectus. See footnote (1) to the Option Grants in Last Fiscal Year table.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                                PERFORMANCE OR
                                                                           NUMBER OF SHARES,  OTHER PERIOD UNTIL
                                                                            UNITS OR OTHER       MATURATION OR
NAME                                                                         RIGHTS(#)(1)           PAYOUT
-------------------------------------------------------------------------  -----------------  -------------------
Russell E. Christiansen..................................................         13,675             6/30/98
Stanley J. Bright........................................................         11,966             6/30/98
Richard C. Engle.........................................................          6,291             6/30/98
Lynn K. Vorbrich.........................................................          6,291             6/30/98
Donald C. Heppermann.....................................................          5,607             6/30/98
Beverly A. Wharton.......................................................          5,470             6/30/98

------------------------

(1) The restricted stock awards shown in the foregoing table were conditionally made pursuant to the 1995 Long-Term Incentive Plan and are subject to the approval of the holders of MidAmerican Common Stock as described in Item 3 of this Proxy Statement/Prospectus. Such awards are in the form of share equivalent units based on MidAmerican Common Stock and will be credited with dividends at the same time and at the same rate as dividends are paid on the MidAmerican Common Stock. Until the plan is approved by the shareholders, and in the event it is not approved, such awards will be in the form of share equivalent units. After approval, the awards will be deemed to be restricted stock. The awards are subject to achievement of specific performance measures during a three-year performance period ending June 30, 1998. During this performance period, the holder of the restricted stock will be entitled to receive the dividends on the restricted stock and vote the stock; however, the stock will not be vested until the achievement of the performance measures. A participant whose employment is terminated due to retirement, will receive a pro rata portion of such participant's total award based on the participant's service as an employee during the performance period or as otherwise determined by the Board of Directors in its sole discretion. The performance shares will vest, however, in the event of termination of employment with the Company by reason of disability, death or a change in control as defined in the plan. The Share Exchange will not constitute a change in control. See the "Compensation Committee Report on Executive Compensation" for a discussion of the restricted stock awards.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

    The Compensation Committee is comprised of directors who are not current or former officers or employees of the Company or any of its subsidiaries. The Committee has the following responsibilities:

    - Review and recommend to the Board of Directors the election of officers of the Company annually and at such other times as may be recommended by the Chief Executive Officer of the Company.

    - Formally review not less than annually the performance of the Chief Executive Officer, the President and other designated senior officers and recommend to the Board of Directors the criteria to be used in determining senior management compensation. The Compensation Committee shall recommend all elements of compensation, including base salary, annual and long-term incentive award opportunities, for each of the senior officers, including the Chief Executive Officer, for approval by the Board of Directors.

    - Review and recommend to the Board of Directors the adoption of and significant amendments to all nonqualified compensation plans, including annual and long-term incentive compensation, stock option, supplemental retirement and deferred compensation plans.

    - Review and approve all elements of compensation, including base salary, annual and long-term incentive award opportunities, for all officers of the Company other than senior officers.

    - Periodically review plans for management development and succession to assure proficiency and continuity in the Company's management.


    The Company has adopted a compensation policy which is designed to compensate management with salary, incentives and benefits at the top quartile level commensurate with top quartile performance of the Company as compared to utility companies. The measurement of top quartile performance is in terms of total shareholder return as discussed in this report. Company performance that does not achieve top quartile performance will not result in management compensation at top quartile levels. Comparative utility companies consist of electric, gas and combination utilities that are members of utility industry associations, some of which may also be included in the published industry index referenced in the shareholder return performance graph. The industry index referenced in the shareholder return performance graph is the Dow Jones Utilities Index which consists of 15 public utility companies, many of which are larger than MidAmerican in terms of revenues and assets. In order to provide a broad comparison of utility industry compensation, the Committee reviewed compensation surveys (some utilities may appear on more than one survey) made available by the Edison Electric Institute (approximately 115 surveyed utility companies), the American Gas Association (approximately 95 surveyed utility companies) and the Company's compensation consultant (approximately 25 surveyed utility companies).


    Incentive plans and performance review processes are intended to encourage and reward outstanding performance at the top quartile level. In addition to aligning compensation levels with the Company's performance in terms of shareholder value, the compensation policy and the goals set for incentive plans are designed to attract and retain highly qualified and capable executives. As a result, the policy places a portion, ranging from approximately one-fourth to one-half, of total compensation at risk in recognition of the importance placed on increasing shareholder value.

    The Committee has established a policy of annually reviewing executive compensation for the purpose of determining base salaries for the next year. As part of its review, the Committee evaluates overall corporate performance, including earnings, comparative utility and general industry compensation levels and salary recommendations made by the Office of the Chief Executive Officer of the Company, consisting of Mr. Christiansen, Chairman, and Mr. Bright, President. The Committee then recommends base salaries to the Board of Directors for the senior officers of the Company and approves such salaries for all other officers. The Committee also sets targets and goals for the annual and long-term incentive compensation plans and evaluates the attainment of these targets and goals in order to determine the level of incentive awards to be made, if any.



    Although the minimum base salary for each of Messrs. Christiansen and Bright, the two members of the Office of the Chief Executive Officer, is specified by their respective employment contracts, their total compensation, including base salary, annual and long-term incentive compensation are determined by the Committee in accordance with the policies described herein for all named executive officers.


    BASE SALARIES. Base salaries for the named executive officers are targeted at the midpoint of the applicable salary band which has a one hundred percentage point range between the band minimum and the band maximum. The midpoint of the salary band is determined by taking the average of competitive market data available in the utility industry for comparative companies, including companies having nonregulated operations, as determined through compensation surveys prepared by utility industry associations and the Company's compensation consultant. While it is the policy of the Company to use the salary band midpoint as the target for annual salary levels, individual and business unit performance are also considered in determining actual base salaries.


    Prior to July 1, 1995, the effective date of the Merger creating the Company, 1995 base salaries were determined in accordance with the existing policies of the predecessor companies. Messrs. Engle and Vorbrich and Mrs. Wharton received a lump sum payment equal to three and one-quarter percent of their respective 1994 base salaries in lieu of a 1995 base salary adjustment and Mr. Christiansen received a lump sum payment of three and one-half percent of his 1994 base salary in lieu of a 1995 base salary adjustment. Therefore, 1995 base salaries for these officers, except for Mrs. Wharton who received a twenty-one percent base salary increase effective July 1, 1995 in recognition of her assumption of responsibilities as President of the Gas Division, remained the same as their 1994 base salaries. Mr. Heppermann received a four percent increase in his 1995 base salary. Mr. Bright received a 1995 base salary adjustment of approximately eighteen percent in recognition of his employment agreement with the Company specifying that his base salary at the effective time of the Merger be not less than $350,000.


    ANNUAL INCENTIVE COMPENSATION. Immediately prior to the effective time of the Merger and in recognition of their outstanding performance in consummating the Merger, a discretionary bonus equal to seven percent of their respective base salaries was approved for Messrs. Christiansen, Engle and Vorbrich and Mrs. Wharton.

    On July 26, 1995, the Company adopted a Key Employee Short Term Incentive Compensation Plan for key employees, including the named executive officers. Since the Merger became effective in mid-year, neither performance targets nor program awards were established for 1995. Therefore, no awards under the plan were made to plan participants, including Messrs. Christiansen and Bright and the other named executive officers, for the year 1995.

    In December 1995, upon the recommendation of the Compensation Committee, the Board of Directors, in recognition of the successful completion and implementation of the Merger and the effective management of transition issues related to the combining of the predecessor companies, approved the award of discretionary bonuses in the amount of (i) thirty percent of their respective 1995 base salaries for Messrs. Christiansen and Bright, (ii) approximately twenty-five percent of his 1995 base salary for Mr. Engle and (iii) approximately twenty-two percent of their respective 1995 base salaries for Messrs. Heppermann and Vorbrich and Mrs. Wharton. Fifty percent of the award received by the named executive officers was paid in cash with the remainder deferred under the Company's Executive Deferred Compensation Plan.


    LONG-TERM INCENTIVE COMPENSATION. The 1995 Long-Term Incentive Plan was adopted by the Board of Directors in 1995. Under the plan, officers and other key employees, including the named executive officers, may be awarded incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, bonus stock and performance shares, individually or in combination, upon the achievement of specific performance measures. Upon the recommendation of the Committee, the Board of Directors approved the grant of stock options to the named executive officers in the amounts shown in the table of Option Grants for the Fiscal Year. In addition, the Committee recommended and the Board of Directors approved the grant of restricted shares of MidAmerican Common Stock to the named executive officers in the amounts shown on the table of Long-Term Incentive Plan Awards for a performance period ending June 30, 1998. Under the plan, it is contemplated that restricted stock will be granted at the beginning of each three year performance period; however, the shares are not earned or distributed to the participant unless the performance targets for that period have been met. The performance target for this performance period is a total shareholder return (as measured by growth in stock price and dividends) by the Company that is in the top quartile of electric and combination gas and electric utilities included in the VALUE LINE INVESTMENT SURVEY. During the performance period, the participant has the right to vote the shares and receive dividends thereon. The stock options and restricted stock grants are subject to the approval by the shareholders of the 1995 Long-Term Incentive Plan as described in Item 3 of this Proxy Statement/Prospectus.


                             COMPENSATION COMMITTEE
                            J. W. Eugster, Chair
                             N. L. Seifert, Vice Chair
                             R. A. Burnett
                             J. W. Colloton
                             M. Foster, Jr.
                             R. A. Schneider (retiring as a director in 1996)

SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following is a line graph comparing the yearly change in the cumulative total shareholder return on MidAmerican Common Stock to the cumulative total return of the S&P 500 Index and the Dow Jones Utilities Index (which does not include the Company) for the five-year period commencing December 31, 1990 and ending December 31, 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG MIDAMERICAN ENERGY COMPANY, THE S & P 500 INDEX
                       AND THE DOW JONES UTILITIES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                MIDAMERICAN ENERGY COMPANY        S&P 500     DOW JONES UTILITIES
12/90                                       100        100                       100
12/91                                       124        130                       115
12/92                                       109        140                       120
12/93                                       131        155                       131
12/94                                       111        157                       111
12/95                                       148        215                       147

    *Assumes that the value of the investment in MidAmerican Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested. Information shown for the Company prior to July 1, 1995 is a pro forma calculation based on an investment in each of the predecessor companies amounting to $56 for Midwest Resources and $44 for Iowa-Illinois on December 31, 1990.

RETIREMENT PLANS

    The Company maintains an unfunded Supplemental Retirement Plan for Designated Officers ("Supplemental Plan") to provide additional retirement benefits to designated participants, as determined by the Board of Directors. Messrs. Christiansen, Bright, Engle, Heppermann and Vorbrich and Mrs. Wharton are participants in the Supplemental Plan. The Supplemental Plan provides retirement benefits up to sixty-five percent of a participant's Total Cash
Compensation in effect immediately prior to retirement. "Total Cash Compensation" means the highest amount payable to a participant as annual base salary during the five years immediately prior to retirement plus the average of the participant's last three years' awards under an annual incentive bonus program. Participants must be credited with five years service in order to be eligible to receive benefits under the Supplemental Plan. Each of the named executive officers has or will have five years of credited service with the Company as of their respective normal retirement age and will be eligible to receive benefits under the Supplemental Plan. A participant who elects early retirement is entitled to reduced benefits under the Supplemental Plan.

    The supplemental retirement benefit will be reduced by the amount of the participant's regular retirement benefit under the Midwest Power Systems Inc. Salaried Employees' Retirement Plan ("Midwest Power Retirement Plan") or the Iowa-Illinois Gas and Electric Company Pension Plan ("Iowa-Illinois Pension Plan"), as applicable, and by benefits under the Iowa-Illinois Gas and Electric Company Supplemental Retirement Plan or the Iowa Resources Inc. and Subsidiaries Supplemental Retirement Income Plan ("IOR Supplemental Plan"), as applicable.

    The Midwest Power Retirement Plan provides for payment of fixed pension benefits to persons who retire after a specified age and number of years of service, based on average annual salary during the five highest paid consecutive years out of the last ten years prior to retirement. The Iowa-Illinois Pension Plan provides for the payment of fixed pension benefits upon retirement determined under a formula based on the eligibility date of the employee, age at retirement, final average compensation and years of credited service. Final average compensation is determined by the highest sixty consecutive months of compensation during the ten years prior to retirement.


    Part A of the IOR Supplemental Plan provides retirement benefits up to sixty-five percent of a participant's highest annual salary during the five years prior to retirement reduced by the participant's Midwest Power Retirement Plan benefit. The percentage applied is based on years of credited service. A participant who elects early retirement is entitled to reduced benefits under the plan. A survivor benefit is payable to a surviving spouse. Benefits are adjusted annually for inflation. Part B of the IOR Supplemental Plan provides that an additional one hundred-fifty percent of annual salary is to be paid out to participants at the rate of ten percent per year over fifteen years, except in the event of a participant's death, in which event the unpaid balance would be paid to the participant's beneficiary or estate. Benefits from the IOR Supplemental Plan will be paid out of general corporate funds. Deferred compensation is considered part of the salary covered by the IOR Supplemental Plan.


    A survivor benefit is payable to a surviving spouse under the Supplemental Plan. Benefits from the Supplemental Plan will be paid out of general corporate funds. Deferred compensation is considered part of the salary covered by the Supplemental Plan.

    The table below shows the estimated aggregate annual benefits payable under the Supplemental Plan and the Midwest Power Retirement Plan and the Iowa-Illinois Pension Plan. The amounts exclude Social Security and are based on a straight life annuity and retirement at ages 55, 60 and 65. Federal law limits the amount of benefits payable to an individual through the tax qualified defined benefit plans, and benefits exceeding such limitation are payable under the Supplemental Plan.

                               PENSION PLAN TABLE

                         ESTIMATED ANNUAL BENEFIT
                   -------------------------------------
   TOTAL CASH                AGE AT RETIREMENT
  COMPENSATION     -------------------------------------
  AT RETIREMENT        55           60           65
-----------------  -----------  -----------  -----------
   $   200,000     $   110,000  $   120,000  $   130,000
       250,000         137,500      150,000      162,500
       300,000         165,000      180,000      195,000
       350,000         192,500      210,000      227,500
       400,000         220,000      240,000      260,000
       450,000         247,500      270,000      292,500
       500,000         275,000      300,000      325,000
       550,000         302,500      330,000      357,500
       600,000         330,000      360,000      390,000
       650,000         357,500      390,000      422,500
       700,000         385,000      420,000      455,000
       750,000         412,500      450,000      487,500

EMPLOYMENT AGREEMENTS

    On July 1, 1995, the Employment Agreements between Messrs. Christiansen and Bright and the Company became effective. Pursuant to his Employment Agreement, Mr. Christiansen serves as Chairman of the Board of Directors of the Company and Chairman of the Office of the Chief Executive Officer until July 1, 1996, at which time he will continue as Chairman of the Company until May 31, 1997. For a three year period commencing June 1, 1997, Mr. Christiansen will serve as a consultant to the Company.

    Pursuant to his Employment Agreement, Mr. Bright serves as President of the Company and President of the Office of the Chief Executive Officer until July 1, 1996, at which time he will become President and Chief Executive Officer. Commencing on June 1, 1997 and until July 1, 2000, Mr. Bright will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company.

    The Employment Agreements provide that the Company may terminate the employment of either Mr. Christiansen or Mr. Bright (i) in the event of a breach of the respective Employment Agreement in any material respect as determined by the vote of not less than two-thirds of the entire Board of Directors of the Company, (ii) for cause as determined by an affirmative vote of not less than two-thirds of the entire Board of Directors of the Company or (iii) upon the affirmative vote of not less than two-thirds of the entire Board of Directors of the Company, provided that in the case of (iii), the Company will be obligated to make all salary and bonus payments and to provide all benefits specified in the Employment Agreement through the end of the Employment Agreement's term, notwithstanding its termination.

    The Employment Agreements provide that Messrs. Christiansen and Bright are to receive annual base salaries of not less than $400,000 and $350,000, respectively, executive officer benefits and management bonuses based on the achievement of corporate goals and objectives. In addition to executive officer benefits, Mr. Christiansen is to receive annual compensation of $50,000 for his service as a consultant during the consulting period.

    If either of Messrs. Christiansen's or Bright's employment is terminated for cause or due to breach of his respective Employment Agreement, he will receive earned and unpaid salary accrued through the end of the month in which such termination occurs. In the event of their death during the term of their respective Employment Agreements, salary payments will terminate on the date death benefits are made available to their respective beneficiaries under the Company's benefit plans.

    It is expected that new individual employment agreements between Holdings and Messrs. Christiansen and Bright, respectively, containing terms and conditions which are in all material respects identical to the Employment Agreements will replace the Employment Agreements effective at the effective time of the Share Exchange. As a result, the Employment Agreements will be terminated at such time.

    In addition to Mr. Christiansen's Employment Agreement, an agreement between a predecessor company and Mr. Christiansen remains in effect. That agreement provides for certain benefits in the event of a termination of employment other than for cause within five years following a change in control which is defined as (i) the public announcement or commencement of a tender offer by an other entity of 20% or more of the Company's outstanding common stock, (ii) shareholder approval of a merger in which the Company is not the surviving corporation or which results in the Company shareholders owning less than a majority of the voting securities of the surviving corporation, (iii) the sale, lease or transfer of all or substantially all of the assets of the Company or
(iv) a change in the majority of the members of the Board of Directors within any 24 month period. The Merger did not constitute a change in control for which Mr. Christiansen may receive benefits under the agreement if he terminates his employment or his employment is terminated without cause. Implementation of the Holding Company Proposal upon receipt of the requisite approvals as described in
Item 2 of this Proxy Statement/Prospectus will also not constitute a change in control.

    As  part of the  termination benefits, Mr. Christiansen  may elect to either
(i) continue to receive his Base Salary (which means the higher of his monthly rate of pay for the month immediately preceding termination or his twelve month average rate of pay) and benefits until age 62 and then the greater of the retirement benefits available to the person in his former position or those available to him at the time of termination or (ii) receive a present value lump sum payment for such period net of any excise tax equal to his Base Salary and benefits with the continuation of health and life insurance and disability coverage. In the event his employment is terminated after five years following a change in control but before age 62, Mr. Christiansen is entitled to all available benefits and a trust will be established for payment of benefits under the applicable supplemental executive retirement plan without reduction for early retirement. During the first six months following a change in control, Mr. Christiansen may terminate his employment and receive all available benefits for three years or until the sum of such benefits would cause the imposition of an excise tax. Mr. Christiansen would also be entitled to reimbursement of certain legal expenses to enforce this agreement. In exchange for such benefits, Mr. Christiansen has agreed not to disclose any proprietary information or undertake any activity competing with or resulting in material economic damage to the Company.

    Effective July 1, 1995, the Company adopted the MidAmerican Energy Company Severance Plan (the "Company Severance Plan") for ten specified officers, five of whom were each officers of Midwest Resources or Midwest Power and
Iowa-Illinois (collectively, the "Specified Officers"), who are entitled to receive Severance Benefits (as hereinafter defined) for a two year period ending on July 1, 1997 (the "Term"), if such Specified Officer incurs a Qualifying Termination. Each of the named executive officers, except for Messrs. Christiansen and Bright, are covered by the Company Severance Plan. A Qualifying Termination means a termination of employment of a Specified Officer occurring within the Term either (i) involuntarily for any reason (except in the instance of a felony) or (ii) voluntarily if the Specified Officer has furnished the President of the Company with six months prior written notice of the intent to voluntarily terminate employment. Termination of employment due, in whole or in part, to the commission of a felony by a Specified Officer will not constitute a Qualifying Termination under the Company Severance Plan. All Severance Benefits (as hereinafter defined) for a Specified Officer charged with a felony will be suspended until such time as a felony charge is finally disposed. Conviction of a felony or a plea of no contest to a felony will be sufficient to disqualify the Specified Officer for Severance Benefits.

    "Severance Benefits" under the Company Severance Plan include: (i) an amount equal to two times the Specified Officer's highest Total Cash Compensation (defined as annual salary plus bonus) payable in a lump sum on the effective date of the Qualifying Termination; (ii) the Specified Officer's accrued vacation pay through the effective date of the Qualifying Termination, payable in a lump sum on such date; (iii) continuation of the welfare benefits of health insurance, disability insurance and group term life insurance for a period of 24 full calendar months after the effective date of the Qualifying Termination, and (iv) standard outplacement services for a period of 24 full calendar months after the effective date of the Qualifying Termination. In addition, Specified Officers are eligible to receive a cash "gross-up" payment equal to the federal excise tax, if any, due on the total severance package.


    Iowa-Illinois maintained a severance plan ("Iowa-Illinois Severance Plan") which provided benefits as set forth herein. Under the Iowa-Illinois Severance Plan, ten named officers ("Designated Officer") are entitled to receive Severance Benefits (as hereinafter defined), if a Qualifying Termination (as hereinafter defined) occurs within 24 full calendar months after a Change in Control (as hereinafter defined). Messrs. Bright and Heppermann are Designated Officers.

    A "Change in Control" means either (i) the closing date of the restructuring of Iowa-Illinois as a result of a merger, consolidation, takeover or reorganization unless at least 60% of the  members of the board of directors  of the corporation resulting from such merger, consolidation, takeover or reorganization were members of the incumbent Iowa-Illinois Board of Directors; or (ii) the occurrence of any other event that is designated as being a "Change in Control" by a majority vote of the incumbent Iowa-Illinois Board of Directors who are not also employees of Iowa-Illinois. The merger of Iowa-Illinois Gas, Midwest Resources and Midwest Power Systems with and into the Company effective July 1, 1995 constituted a Change in Control within the meaning of the Iowa-Illinois Severance Plan.

    A "Qualifying Termination" occurs when a Designated Officer's employment with Iowa-Illinois, or any of its subsidiaries, or the corporation which results from such Change in Control, is terminated either (a) involuntarily for any reason; or (b) voluntarily, provided that the Designated Officer shall have furnished to the President of such corporation six full months prior written notice of the intent to voluntarily terminate employment.

    "Severance Benefits" include (i) an amount equal to two times the Designated Officer's highest Total Cash Compensation (defined as annual salary and bonus), to be paid in a lump sum on the effective date of his/her Qualifying Termination; and (ii) the Designated Officer's accrued vacation pay through the effective date of the Qualifying Termination of such Designated Officer to be paid in a lump sum on the effective date of such Qualifying Termination; and
(iii) a continuation of the welfare benefits of health insurance, disability insurance, and group term life insurance for 24 full calendar months after the effective date of the Designated Officer's Qualifying Termination, at the same premium cost and at the same coverage level as in effect on such effective date; and (iv) standard outplacement services from a nationally recognized firm of the Designated Officer's selection for a period up to 24 full calendar months after the effective date of the Designated Officer's Qualifying Termination or until such Designated Officer obtains subsequent employment, whichever period is less. The cost of such services shall not exceed 20% of the Designated Officer's Total Cash Compensation.

    In addition, Designated Officers are eligible to receive a cash "gross-up" payment equal to federal excise tax, if any, due on the total severance package.

    Designated Officers must elect between payment under the Iowa-Illinois Severance Plan or the Company Severance Plan in the event of a termination of employment.

                                     ITEM 2
                            HOLDING COMPANY PROPOSAL

GENERAL

    The Board of Directors and management of MidAmerican consider it to be in the best interest of MidAmerican, its shareholders and customers, to adopt a holding company structure. The Holding Company Proposal will be accomplished through a statutory share exchange whereby the outstanding shares of MidAmerican Common Stock will be exchanged, on a share-for-share basis, for shares of

Holdings Common Stock. This transaction will result in MidAmerican becoming a subsidiary of Holdings which will hold all of the MidAmerican Common Stock, and the present holders of MidAmerican Common Stock becoming the holders of Holdings Common Stock.

    To achieve this change in structure, Holdings was formed for the purpose of becoming the holding company of MidAmerican. The respective Boards of Directors of MidAmerican and Holdings unanimously approved the Agreement, which is subject to shareholder and regulatory approval. See "Required Shareholder Approval" and "Required Regulatory Approvals." A copy of the Agreement is attached to this Proxy Statement/Prospectus as Annex I and is incorporated herein by reference. It is intended that the Share Exchange will not result in the recognition of gain or loss by MidAmerican shareholders for federal income tax purposes. See "Certain Federal Income Tax Consequences."

    The other securities of MidAmerican, including its preferred stock and first mortgage bonds, will not be changed by the Share Exchange and will continue to be outstanding securities of MidAmerican.

    RECOMMENDATION OF BOARD OF DIRECTORS. The Board of Directors unanimously approved the Agreement and believes the Holding Company Proposal to be in the best interests of MidAmerican's shareholders. See "Reasons for the Holding Company Proposal."

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE SHARE EXCHANGE CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE HOLDERS OF MIDAMERICAN COMMON STOCK VOTE "FOR" APPROVAL OF THE AGREEMENT AND THE HOLDING COMPANY PROPOSAL.

CORPORATE ORGANIZATION

    As a result of the Merger, the common shareholders of Midwest Resources and Iowa-Illinois became the common shareholders of MidAmerican, and the preferred shareholders of Midwest Power and the preference shareholders of Iowa-Illinois became the preferred shareholders of MidAmerican. Pursuant to the Merger, each of the outstanding shares of common stock of Midwest Resources was converted into one share of MidAmerican Common Stock, each of the outstanding shares of preferred stock of Midwest Power was converted into one share of MidAmerican preferred stock, no par value ("Preferred Stock"), each of the outstanding shares of preference stock of Iowa-Illinois was converted into one share of Preferred Stock, and each of the outstanding shares of common stock of Iowa-Illinois was converted into the right to receive 1.47 shares of MidAmerican Common Stock. The aggregate market value of the shares of common stock of Midwest Resources and Iowa-Illinois converted in the Merger totaled approximately $1.2 billion and the aggregate market value of the shares of preferred stock of Midwest Power and the preference shares of Iowa-Illinois converted in the Merger totaled approximately $140 million.

    As a result of the Merger, MidAmerican owns all the issued and outstanding capital stock of Midwest Capital Group, Inc. ("Midwest Capital"), under which its business development activities are conducted, and InterCoast Energy Company ("InterCoast"), under which its nonutility businesses operate. The combined operations of MidAmerican represent total annual revenues of approximately $1.7 billion and total assets of approximately $4.5 billion.


    Holdings was incorporated under the laws of the State of Iowa on January 24, 1996, to become the parent of MidAmerican and currently has only nominal equity capital and no debt. Prior to the consummation of the Share Exchange, the only business of Holdings will be the execution, delivery and the performance of the Agreement. Prior to the effectiveness of the Share Exchange, the assets of Holdings will consist of $1,000 in cash, representing the equity capital contributed by its sole shareholder. Pursuant to the Agreement, concurrently with the effectiveness of the Share Exchange, all previously issued shares of Holdings will be cancelled.

    Immediately after the Share Exchange, MidAmerican will transfer its ownership of the capital stock of each InterCoast and Midwest Capital to Holdings so that each InterCoast and Midwest Capital will become a direct subsidiary of Holdings. After the Share Exchange, Holdings will own all of the outstanding shares of MidAmerican Common Stock.


    Charts showing the corporate structure and ownership before and after the Share Exchange are presented below.

                                  [LOGO]

MIDAMERICAN UTILITY REGULATION


    MidAmerican, as an operating public utility company, is subject to regulation by the ICC, the IUB, and the South Dakota Public Utilities Commission ("SDPUC") as to rates, territory, service, accounts, issuance of securities, affiliated transactions, and other respects under Illinois, Iowa and South Dakota law. FERC has jurisdiction under the Federal Power Act ("FPA") over certain of the electric utility facilities and operations, accounting practices, issuance of securities and wholesale electric rates of MidAmerican. See "Required Regulatory Approvals."


REASONS FOR THE HOLDING COMPANY PROPOSAL

    GENERAL. The principal reason for forming a holding company is to create an organizational structure that will have greater flexibility for MidAmerican and enhanced capability to address the changes associated with operating in a more competitive market place. Such changes include changing customer demands and expectations, competition from non-traditional energy suppliers and expanding energy markets. MidAmerican also believes that a holding company structure will permit it and its affiliates to better respond to new growth opportunities while maintaining the strength of MidAmerican's utility operations.

    RECENT DEVELOPMENTS IN THE UTILITY INDUSTRY. For several years the electric and gas public utility industries have been encountering increasing competition from both utility and non-utility providers of energy and related services. This level of competition continues to increase, in both the electric and gas sectors and on both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments.

    In the late 1980's and early 1990's, the FERC considered and then issued orders significantly changing the operations and regulatory requirements for interstate natural gas pipeline companies. These changes directly impact local natural gas distribution companies ("LDCs"), including MidAmerican's gas utility operations, by requiring LDCs to assume responsibility for the procurement, transportation and storage of natural gas to meet customer needs. Further, in the states in which MidAmerican operates as an LDC, certain classes of retail customers can procure natural gas from suppliers other than the LDC, such as gas marketing companies.

    Federal legislation enacted in 1992 was designed, among other things, to foster competition in the electric wholesale market by allowing for the ownership and operation of generating facilities without regulation under the Holding Company Act, and by authorizing the FERC under certain conditions to order utilities which own transmission facilities to provide wholesale transmission services to or for other utilities and other entities generating electric energy for resale. Recently proposed administrative initiatives at FERC would further facilitate the development of competitive wholesale bulk power markets by mandating owners and operators of transmission facilities to offer non-discriminatory open access to transmission services. FERC has accepted MidAmerican's wholesale transmission tariff which provides for such open access. In addition, brokers and marketers have also entered into the business of buying and selling electric capacity and energy, or arranging sales thereof, without owning or operating any generation or transmission facilities.

    On the retail level, industrial and large commercial electric customers may have the ability to own and operate facilities to generate their own electric energy requirements. Such facilities may be operated by the customers themselves or by other entities. Further, the legislatures and/or the regulatory commissions in a number of states (including Illinois and Iowa) have considered or have indicated that they will be considering electric utility regulatory issues that may include retail competition. Certain members of the United States Congress are currently advocating comprehensive legislation which would eliminate on a national level the current regulatory scheme in the utility industry which presently allows for regulated monopolies with designated service territories.

    The changes in the electric utility industry described above may necessitate the restructuring of the existing vertically integrated electric utility industry. The restructuring, if it were to occur, could include the "unbundling" of the traditional electric utility's generation, transmission and distribution operations. While MidAmerican has not made a determination as to the appropriate structure for its utility businesses, it is expected that the holding company structure will provide the requisite flexibility as future organizational needs are addressed.


    BENEFITS OF A HOLDING COMPANY STRUCTURE. The holding company structure is an established form of organization for companies conducting multiple lines of business and is utilized by a significant number of investor owned electric utilities. As stated above, it provides a more flexible framework than MidAmerican's present structure within which to address future organizational needs, such as a partial or total separation of the electric utility's vertically integrated operations, the potential combination of utility delivery systems, the unbundling of utility services or the creation of marketing or services companies.

    Benefits to be derived from a holding company structure may be generally summarized as follows:

    - The new structure will better position MidAmerican to make fundamental changes in its business units to address the changing marketplace and the laws and administrative rules which regulate MidAmerican's operations.


    - The new structure will permit the use of specific financing techniques applicable to the particular requirements, characteristics and risks of specific business units without affecting the capital structure or creditworthiness of MidAmerican and is expected to increase financial flexibility by allowing the design and implementation of capital structures that are most appropriate for each business. Since the capital structure of MidAmerican's utility operations will not be affected by the use of such alternative financing, the regulatory approval process will be lessened, enabling Holdings and its affiliates to respond more promptly and economically to growth opportunities as they may arise.


    - The new structure is intended to facilitate the analysis and valuation of potential lines of business by management and securities analysts.

    - The new structure is expected to provide additional legal protection against the imposition on MidAmerican of liabilities arising out of other Holdings subsidiaries.

EMPLOYMENT AGREEMENTS


    Each of Messrs. Stanley J. Bright and Russell E. Christiansen has entered into an Employment Agreement with Holdings to become effective upon consummation of the Share Exchange. The Employment Agreements are in all material respects identical to and supersede the employment agreements effective as of the effective time of the Merger and currently in effect between MidAmerican and Messrs. Bright and Christiansen. See "Executive Compensation -- Employment Agreements."


AGREEMENT AND PLAN OF EXCHANGE

    The Agreement in the form attached hereto as Annex I has been unanimously approved by the respective Boards of Directors of MidAmerican and Holdings and by MidAmerican as the sole shareholder of Holdings. In the Share Exchange:

    - each outstanding share of MidAmerican Common Stock will be exchanged for one share of Holdings Common Stock;

    - each outstanding share of each series of Preferred Stock will continue as an issued and outstanding share of Preferred Stock, with the same preferences, designations, relative rights, privileges and powers as now provided by MidAmerican's Restated Articles of Incorporation, as amended ("Restated Articles of Incorporation"); and

    - each share of Holdings Common Stock presently held by MidAmerican will be cancelled.

As a result, MidAmerican will become a subsidiary of Holdings, and all of Holdings Common Stock outstanding immediately after the Share Exchange will be owned by the holders of MidAmerican Common Stock outstanding immediately before the Share Exchange takes effect. MidAmerican's first mortgage bonds, other long-term debt, and all other MidAmerican securities and contracts and agreements to which MidAmerican is a party and the terms thereof will not be altered by the Share Exchange. The Restated Articles of Incorporation will also not be changed in any way as a result of the Share Exchange.

REQUIRED SHAREHOLDER APPROVAL

    The IBCA provides for a statutory share exchange such as the Share Exchange contemplated herein. Under the IBCA, a statutory share exchange must be approved by the affirmative vote of the holders of a majority of the outstanding shares of MidAmerican Common Stock. The Board of Directors decided to seek such approval at the 1996 Annual Meeting of MidAmerican shareholders and, subject to the receipt of all required regulatory approvals and other conditions, to consummate the Share Exchange thereafter. See "Effective Date of the Share Exchange," "Required Regulatory Approvals" and "Certain Federal Income Tax Consequences."

REQUIRED REGULATORY APPROVALS

    ILLINOIS PUBLIC UTILITY REGULATION. Illinois law requires approval by the ICC of the Holding Company Proposal, subject to certain rules and exceptions. An application will be filed with the ICC seeking such approval. Illinois law does not set forth a specific time period within which the ICC must act on the application.

    IOWA PUBLIC UTILITY REGULATION. Iowa law provides that the Holding Company Proposal shall not take place if the IUB disapproves. An application will be filed with the IUB for its order permitting the Holding Company Proposal to take place. Iowa law provides that the application will be deemed to have been approved unless the IUB disapproves within 90 days after the filing of the application, and that the IUB cannot disapprove the Holding Company Proposal without providing for a notice and opportunity for hearing.


    FEDERAL POWER ACT. The FERC has held that the transfer of the common stock of a public utility company, such as MidAmerican, from its existing shareholders to a holding company in a transaction such as the Share Exchange constitutes a transfer of the "ownership and control" of the facilities of such utility which is subject to FERC jurisdiction under the FPA and is thus a "disposition of facilities" subject to FERC review and approval under Section 203 of the FPA. MidAmerican will apply for such approval.


    ATOMIC ENERGY ACT. A provision of the Atomic Energy Act requires NRC consent for the transfer of control of NRC licenses. In response to an inquiry from another utility, the NRC Staff has asserted that this provision applies to the creation of a holding company by an NRC-licensed utility company in a transaction such as the Share Exchange. MidAmerican holds two NRC operating licenses for nuclear generating stations in which MidAmerican holds minority interests, and will apply for NRC approval under the Atomic Energy Act of the transfer of control of such licenses in the Share Exchange.

    Consummation of the Share Exchange is conditioned upon receiving all of the above approvals. If any requirements or restrictions are imposed by any regulatory authority having jurisdiction to review the proposed transaction as a condition for approval of the Holding Company Proposal and are deemed by the Board of Directors to negate the benefits of having a holding company structure, the Board of Directors could determine not to consummate the Share Exchange. See "Amendment or Termination."

REGULATION OF HOLDINGS

    In the opinion of LeBoeuf, Lamb, Greene & MacRae L.L.P., the Company's special counsel, Holdings has a good faith basis to claim an exemption from registration as a holding company under the Holding Company Act pursuant to
Section 3(a)(1) and Rule 2 thereof. Section 3(a)(1) of the Holding Company Act provides that the SEC may, by rule or order, provide an exemption from registration to a holding company to the extent that the holding company and every public utility subsidiary from which such holding company derives any material part of its income are predominantly intrastate in character and carry on their business substantially in a single state. Each of the holding company and its public utility subsidiary must be organized in such single state. Rule 2, promulgated under the Holding Company Act, allows a holding company to claim an exemption from all provisions of the Holding Company Act, except Section 9(a)(2), provided that the holding company and its material utility subsidiaries meet the criteria set forth in Section 3(a)(1) of the Holding Company Act. In order to claim and maintain an exemption under Rule 2, Holdings must file a Form U-3A-2 with the SEC prior to March 1 of each year. Such exemption is subject to termination by the SEC under Rule 6 upon a finding that the Company does not meet the conditions of the exemption or that the exemption is no longer in the public interest or the interest of investors or consumers.

    There are limitations under the Holding Company Act and current SEC interpretations on the extent to which Holdings may derive income from the utility business of MidAmerican or any other material utility subsidiary outside of the State of Iowa and retain its exemption under Section 3(a)(1) of the Holding Company Act. If these limitations were to be exceeded, the exempt status of Holdings under the Holding Company Act could be jeopardized. In addition,
Section 9(a)(2) of the Holding Company Act requires prior SEC approval of the acquisition by Holdings of 5% or more of the voting securities of any other electric or gas utility company.

    On November 2, 1994, the SEC issued a concept release regarding possible modernization of the Holding Company Act. Additionally, the SEC Division of Investment Management issued on June 21, 1995 a report calling for the conditional repeal and administrative reform of the Holding Company Act. MidAmerican and Holdings cannot predict whether the Holding Company Act will be amended or repealed or what action, if any, the SEC will take on the proposed regulatory reform.

    MidAmerican and Holdings have been advised by counsel that so long as Holdings is not a public utility, it will not be subject under present Illinois, Iowa, South Dakota or federal law to utility regulation by the ICC, IUB, SDPUC or FERC. Holdings will, however, be an "affiliate" and an "affiliated interest" of MidAmerican under Iowa and Illinois law, respectively. As such, certain contracts and other transactions between MidAmerican and Holdings are subject to review and/or must be approved by the ICC and/or the IUB.

BUSINESS OF HOLDINGS


    Upon the consummation of the Share Exchange, Holdings will be a holding company owning all of the outstanding MidAmerican Common Stock and all of the outstanding common stock of each of InterCoast and Midwest Capital, and may engage, directly or through subsidiaries, in other businesses. It is anticipated that all of Holdings' subsidiaries (except MidAmerican) will be primarily engaged in businesses that are not regulated by state or federal agencies as public utilities. Such businesses may have different, and perhaps greater, financial risks than those involved in the regulated utility business. Holdings expects to obtain funds it invests in such subsidiaries from dividends it receives from its subsidiaries and the issuance and sale of its securities. Holdings' nonutility subsidiaries are expected to continue to comprise less than a predominant amount of its consolidated assets and to provide a less than predominant amount of its consolidated revenues. It is also expected, however, that all or substantially all of Holdings's dividends for the foreseeable future will be provided by the utility operations of MidAmerican. There can be no assurance that the nonutility businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on Holdings. Any losses incurred by such businesses will not be recoverable in utility rates of MidAmerican. See also "Reasons for the Holding Company Proposal."


DIVIDEND POLICY

    Dividends on Holdings Common Stock will depend for the foreseeable future primarily upon the earnings, financial condition, cash flow and capital requirements of MidAmerican. Holdings does not now, nor will it after the Share Exchange, conduct directly any business operations from which it will derive any revenues. Holdings plans to obtain funds for its own operations from dividends paid to Holdings on the stock of its subsidiaries, and from the issuance and sale of its securities. The amount of dividends on MidAmerican Common Stock after the Share Exchange may, from time to time, be greater than the amount of dividends on Holdings Common Stock to the extent Holdings requires funds to pay its expenses and for other corporate purposes. Although MidAmerican and Holdings are currently unable to make any assurances with regard to the payment of dividends, it is currently contemplated that Holdings will pay quarterly dividends on the Holdings Common Stock at the same rate, and on the same schedule as, dividends have most recently been paid on MidAmerican Common Stock. The quarterly dividend most recently declared by the Board of Directors on MidAmerican Common Stock was $0.30 per share paid March 1, 1996, to holders of record of such stock on February 8, 1996.

LISTING OF HOLDINGS COMMON STOCK

    Holdings will apply to list the Holdings Common Stock on the NYSE. It is expected that such listing will become effective on the effective date of the Share Exchange, subject to the rules of the NYSE. After the effective date of the Share Exchange, the MidAmerican Common Stock will no longer meet the requirements for listing on the NYSE because all of such stock will be held by Holdings as the sole shareholder.

TREATMENT OF PREFERRED STOCK

    The Share Exchange and formation of the holding company structure will not result in any change in the outstanding shares of Preferred Stock. The decision to have the Preferred Stock continue as securities of MidAmerican is based upon, among other factors, a desire not to alter or potentially alter the nature of the investment represented by such Preferred Stock, as well as the need of MidAmerican not to foreclose future issuances of Preferred Stock to help meet its capital requirements. The utility operations of MidAmerican presently constitute, and are expected to continue to constitute, the predominant part of the consolidated assets and earning power of Holdings. Accordingly, it is believed that the Preferred Stock will retain its current investment ratings, as well as its qualification for legal investment for certain investors, by remaining as stock of MidAmerican. The Preferred Stock will continue to rank senior to MidAmerican Common Stock as to dividends and as to assets of MidAmerican upon any liquidation. After the Share Exchange, MidAmerican will continue to be subject to the informational requirements of the Exchange Act.

AMENDMENT OR TERMINATION

    By mutual consent of each of their Boards of Directors, MidAmerican and Holdings may amend, modify, or supplement the Agreement in such manner as may be agreed upon by them at any time before or after approval of the Agreement by the shareholders of MidAmerican; provided, however, that no amendment, modification or supplement shall be made which would, in the judgment of the Board of Directors, materially and adversely affect the shareholders of MidAmerican.

    The Agreement may be terminated, at any time before or after its approval by the shareholders of MidAmerican Common Stock, by action of the Board of Directors if, in its sole discretion, it determines that the Share Exchange would be inadvisable or not in the best interests of MidAmerican or its shareholders. In making such determination, the Board of Directors would consider, among other things, the ICC, IUB, NRC and FERC orders and any conditions imposed in such orders, failure to receive a favorable Internal Revenue Service ruling or opinion of counsel as described under "Certain Federal Income Tax Consequences," or the nature of any further regulatory approval requirements not now anticipated. MidAmerican is unable to predict under what circumstances the Share Exchange might be terminated or abandoned.

DISSENTERS' RIGHTS

    The IBCA provides dissenters' rights for shareholders who object to the Share Exchange and meet the requisite statutory requirements contained in Sections 1301 through 1331 of the IBCA. Under the IBCA, if the Agreement is
approved by the shareholders of MidAmerican and the Share Exchange is consummated, any shareholder who wishes to assert dissenters' rights must do all of the following: (i) deliver to MidAmerican before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares of stock, (ii) not vote such shares of stock in favor of the approval of the Agreement, and (iii) upon the receipt of a dissenters' notice from MidAmerican, demand payment, certify whether the shareholder acquired beneficial ownership of such shares of stock before the date set forth in the dissenters' notice and deposit the certificate or certificates representing such shares of stock in accordance with the terms of the notice. Upon receipt of a payment demand as set forth above, or at the effective time, Holdings will pay to such shareholder the amount Holdings estimates to be the "fair value" of such shares of capital stock as of the time immediately prior to the consummation of the Share Exchange, excluding any appreciation or depreciation in anticipation of the Share Exchange, unless exclusion would be inequitable, plus accrued interest. A shareholder who does not satisfy each of the aforementioned requirements is not entitled to payment for such shareholder's shares of capital stock under the dissenters' rights provisions of the IBCA and will be bound by the terms of the Share Exchange.

    A shareholder may dissent as to less than all of the shares of capital stock registered in the name of such shareholder only if such shareholder dissents with respect to all shares beneficially owned by any one person and notifies MidAmerican in writing of the name and address of each person on whose behalf such shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares of capital stock as to which the shareholder dissents and such shareholder's other shares of capital stock were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares held on such shareholder's behalf only if such shareholder (i) submits to MidAmerican the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) asserts dissenters' rights with respect to all shares of capital stock of which the shareholder is the beneficial shareholder or over which such beneficial shareholder has the power to direct the vote.


    Set forth below is a summary of the procedures relating to the exercise of dissenters' rights under the IBCA. Reference is made to Annex III hereto which includes sections 1301-1331 relating to dissenters' rights under the IBCA in effect as of the date of this Proxy Statement Prospectus.


    The IBCA requires that a shareholder who wishes to assert dissenters' rights
(i) deliver to MidAmerican before the vote is taken, written notice of the shareholder's intent to demand payment for shares of MidAmerican Common Stock if the Share Exchange is consummated and (ii) not vote such shares of capital stock in favor of the Share Exchange. Any such notice by dissenting shareholders must be received by MidAmerican at 666 Grand Avenue, P.O. Box 657, Des Moines, Iowa 50309-0657, Attention: Vice President and Corporate Secretary, prior to such vote. The submission by a shareholder of a blank proxy card or one voted in favor of the Share Exchange (if not revoked) will count as a vote in favor of the Share Exchange and will serve to waive dissenters' rights. However, failure to return a proxy or to vote against or abstain from voting will not serve to waive such rights.


    Within ten days after the date on which the Agreement is approved by its shareholders, MidAmerican must deliver a written dissenters' notice to all of its shareholders that have given a written notice and not voted in favor of the Share Exchange in accordance with the preceding paragraph. The dissenters' notice will (i) state where the payment demand must be sent and where and when certificates for shares of capital stock must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Share Exchange and which requires that the shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before such date, (iii) set a date by which MidAmerican must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date such dissenters' notice is delivered, and (iv) be accompanied by the relevant sections of the IBCA. A shareholder who receives a written dissenters' notice as described above and who wishes to assert dissenters' rights must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date set forth in the dissenters' notice and send the payment demand and the certificate representing the dissenting shares to the location and in accordance with the schedule included in the notice.



    Upon receipt of the payment demand, or at the effective time, Holdings must pay each dissenting shareholder that has complied with the provisions of the IBCA the amount estimated to be the fair value of the dissenter's shares, plus accrued interest from the effective time to the date of payment at the average rate paid by Holdings on its bank loans or, if none, at a rate that is fair and equitable under all the circumstances. Such payment must be accompanied by certain financial data relating to Holdings and other specified information as required by the IBCA. If the proposed Share Exchange is not effected within 60 days after the date set for demanding payment and depositing capital share certificates, MidAmerican will return the deposited certificates and, if the Share Exchange is subsequently effected, Holdings will deliver a new dissenters' notice and repeat the payment demand procedure. Holdings may elect to withhold payment from a dissenting shareholder unless the dissenting shareholder was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement of the terms of the proposed Share Exchange. If Holdings so elects to withhold payment, it must, after the effective time, estimate the fair value of the shares, plus accrued interest at the rate described above, and pay such amount and provide certain other specified information as set forth in the IBCA, to each such dissenting shareholder who agrees to accept it in full satisfaction of the dissenter's demand.

    If (i) the dissenter believes that the amount offered or paid is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated, (ii) Holdings fails to make payment within 60 days after the date set for demanding payment, or (iii) MidAmerican, having failed to effect the Share Exchange, does not return the deposited certificates within 60 days after the date set for demanding payment, dissenters may, within 30 days after the payment was made or offered, notify Holdings or MidAmerican, as the case may be, in writing of the dissenting shareholder's own estimate of the fair value of the shares and the amount of interest due, and demand payment of the fair value of such shares and interest so calculated less payments received by such dissenting shareholder, if any. A dissenter waives the right to demand payment as described in this paragraph unless the dissenter notifies Holdings of the dissenter's demand within 30 days after Holdings made or offered payment for the dissenter's shares. If the demand of a MidAmerican dissenter for payment remains unsettled, Holdings must (i) commence a proceeding in the Iowa District Court for Polk County in Des Moines, Iowa, within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest or (ii) pay to each such dissenter the amount demanded. The costs of a proceeding, including the reasonable compensation and expenses of appraisers appointed by the Court, will generally be assessed against Holdings. The court may, however, assess such court costs, including the fees and expenses of counsel and experts, against a dissenter that is found by the court to have acted arbitrarily, vexatiously or not in good faith in demanding payment.

EFFECTIVE DATE OF THE SHARE EXCHANGE


    After the shareholders of MidAmerican Common Stock have approved the Agreement, satisfactory orders of the ICC, IUB, FERC and NRC have been received, and all other conditions to the Share Exchange have been satisfied or waived, Holdings will file Articles of Exchange with the Iowa Secretary of State. The Share Exchange will become effective on the date such Articles of Exchange are filed, unless a later date is specified therein. See also "Required Shareholder Approval" and "Amendment or Termination."


EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED


    If the Share Exchange is effected, it will not be necessary for holders of MidAmerican Common Stock to exchange their existing certificates of such stock for certificates of Holdings Common Stock. The holders of MidAmerican Common
Stock will become the owners of shares of Holdings Common Stock on a share-for-share basis, and the present stock certificates of MidAmerican will automatically represent shares of Holdings Common Stock. After the Share Exchange, as presently outstanding certificates of MidAmerican Common Stock are presented for transfer, new certificates bearing Holdings's name will be issued.


    Holdings may elect to offer direct registration to holders of Holdings Common Stock. Through the direct registration system, investors may elect to have a statement-based account, rather than having to keep track of a certificate. This would eliminate the risk of loss, theft or destruction of certificates and provide convenience to Holdings and its shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following general discussion summarizes certain federal income tax considerations relating to the Agreement. This summary is included for general information only. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder of MidAmerican Common Stock in light of the personal tax circumstances of the holder or to certain types of holders of MidAmerican Common Stock subject to special treatment under the federal income tax laws.


    MidAmerican has received a satisfactory opinion of Sidley & Austin regarding expected federal income tax consequences of the Share Exchange under current law. Consummation of the Share Exchange is conditioned upon the receipt by MidAmerican of either an Internal Revenue Service ruling or, in the alternative, a further similar opinion of Sidley & Austin dated as of the effective date of the Share Exchange. Except as otherwise indicated, statements of legal conclusion regarding federal tax treatments, effects or consequences as detailed below reflect the opinion of Sidley & Austin. While such statements and conclusions represent the legal judgment of Sidley & Austin, such judgment is not binding in any manner upon the Internal Revenue Service or the courts. Each holder of MidAmerican Common Stock should consult such holder's own tax advisor as to the specific income tax consequences to such holder, including the application and effect of state or local income and other tax laws.


    The following discussion is based on existing statutory provisions, existing and proposed regulations and existing administrative interpretations and court decisions. Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities, either prospectively or retroactively.


    The Share Exchange will be treated as a transfer of the outstanding MidAmerican Common Stock held by the nondissenting holders thereof to Holdings solely in exchange for Holdings Common Stock, in an exchange qualifying for nonrecognition under Section 351 of the Internal Revenue Code of 1986, as amended ("Code").



    TAX IMPLICATIONS TO THE HOLDERS. For federal income tax purposes, no gain or loss will be recognized by the nondissenting holders of MidAmerican Common Stock as a result of the Share Exchange. The tax basis of the Holdings Common Stock deemed received by the holders of MidAmerican Common Stock in the Share Exchange will be the same as their basis in the MidAmerican Common Stock deemed surrendered in the Share Exchange. The holding period of the Holdings Common Stock deemed received by each holder of MidAmerican Common Stock will include the period during which such holder held the MidAmerican Common Stock deemed exchanged therefor, provided that the MidAmerican Common Stock was held as a capital asset on the date of the deemed exchange.



    TAX IMPLICATIONS TO HOLDINGS. No gain or loss will be recognized by Holdings for federal income tax purposes upon the deemed receipt of the MidAmerican Common Stock. The basis of the MidAmerican Common Stock deemed received by Holdings will be the same as the aggregate tax basis that the holders of MidAmerican Common Stock had in such stock immediately prior to the Share Exchange. Holdings's holding period in the MidAmerican Common Stock deemed received in the Share Exchange should include the period during which such stock was held by the holders of MidAmerican Common Stock.


    OTHER TAX ASPECTS. Apart from the federal income tax aspects discussed above, no attempt has been made to determine any tax that may be imposed on a holder of MidAmerican Common Stock by the country, state or jurisdiction in which the holder resides or is a citizen. Holders of MidAmerican Common Stock may be subject to other taxes, such as state or local income taxes that may be imposed by various jurisdictions. Holders of MidAmerican Common Stock may also be subject to intangible property, estate and inheritance taxes in their state of domicile. Holders of MidAmerican Common Stock should consult their own tax advisors with regard to foreign, state and local income, inheritance and estate taxes.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY, AND DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE

DISPOSITION OF STOCK IN MIDAMERICAN OR HOLDINGS EITHER BEFORE OR AFTER THE SHARE EXCHANGE. ACCORDINGLY, EACH HOLDER OF MIDAMERICAN COMMON STOCK IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE SHARE EXCHANGE OR SUCH DISPOSITION OF STOCK.

MANAGEMENT

    The directors of MidAmerican will become the directors of Holdings at the effective time of the Share Exchange. If the holders of MidAmerican Common Stock approve the Agreement, they will be considered also to have ratified the election of such persons as directors of Holdings. Until the Share Exchange becomes effective, Russell E. Christiansen, Chairman, Chairman of Office of the Chief Executive Officer and a Director of MidAmerican, and Stanley J. Bright, President, President of Office of the Chief Executive Officer and a Director of MidAmerican, will be the only directors of Holdings.

    The current executive officers of Holdings are also executive officers of MidAmerican. The Holdings executive officers are:

Russell E.
Christiansen            Chairman
Stanley J. Bright       President
Lance E. Cooper         Vice President and Treasurer
John A. Rasmussen, Jr.  Vice President and General Counsel
Paul J. Leighton        Corporate Secretary


    See "Election of Directors" for information with respect to Messrs. Christiansen and Bright. Mr. Cooper is a Group Vice President of MidAmerican, Mr. Rasmussen is a Group Vice President and General Counsel of MidAmerican and Mr. Leighton is a Vice President and Corporate Secretary of MidAmerican. The foregoing officers have held their respective positions in MidAmerican since the effective time of the Merger creating MidAmerican. Prior thereto, each of the foregoing officers held similar positions with their respective predecessor companies.


HOLDINGS CAPITAL STOCK

    The provisions of the Restated Articles of Incorporation of Holdings ("Holdings Restated Articles of Incorporation") which establish the rights of the holders of the Holdings Common Stock are essentially the same as those in the Restated Articles of Incorporation. The Holdings Restated Articles of Incorporation are attached to this Proxy Statement/Prospectus as Annex II.

    AUTHORIZED.    The  authorized capital  stock  of Holdings  consists  of 350 million shares of Holdings Common Stock, no par value, and 100 million shares of preferred stock, no par value.

    DISTRIBUTIONS. Holders of Holdings Common Stock are entitled to receive (a) dividends when, as and if declared by its board of directors, and (b) all of the assets of Holdings available for distribution on a pro rata basis upon its liquidation, dissolution or winding up, after the payment of all debts and other obligations.

    VOTING. Each share of Holdings Common Stock entitles its holder to one vote on matters properly submitted to a vote of Holdings shareholders. Holders of Holdings Common Stock do not have the right to cumulate their votes in elections of directors.

    No holder of Holdings Common Stock has any preemptive or preferential right to subscribe for any additional issue of Holdings Common Stock or to subscribe for any security convertible into Holdings Common Stock. No redemption, conversion or sinking fund provisions are applicable to shares of Holdings Common Stock. The Holdings Common Stock issued in the Share Exchange will be fully paid and nonassessable.

STOCK PLANS

    If the Share Exchange is consummated, Holdings will adopt plans substantially similar to the MidAmerican Shareholder Options Plan, the MidAmerican Employee Stock Purchase Plan, the MidAmerican Retirement Savings Plan and the MidAmerican 1995 Long-Term Incentive Plan. Such plans will provide that Holdings Common Stock (or stock units) will be delivered instead of MidAmerican Common Stock (or stock units) pursuant to such plans. By approving the Agreement, the holders of MidAmerican Common Stock will be considered also to have ratified the adoption of such plans by Holdings to provide for the delivery of Holdings Common Stock thereunder.

MIDAMERICAN COMMON STOCK MARKET PRICES AND DIVIDENDS

    The MidAmerican Common Stock is listed and traded on the NYSE. The table below sets forth, for the periods indicated, the dividends declared per share and the high and low sales prices per share of the MidAmerican Common Stock ("MEC") and the common stock of Midwest Resources ("MWR") and Iowa-Illinois ("IWG") as reported in The Wall Street Journal as New York Stock Exchange -- Composite Transactions. The dividends declared per share and high and low prices per share for Iowa-Illinois in the table below have not been adjusted to reflect the exchange ratio received in the Merger.

                                                                                           PRICE RANGE
                                                                 ----------------------------------------------------------------
                                      DIVIDENDS DECLARED             MIDAMERICAN          IOWA-ILLINOIS           RESOURCES
                                -------------------------------  --------------------  --------------------  --------------------
                                   MEC        IWG        MWR       HIGH        LOW       HIGH        LOW       HIGH        LOW
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
1996..........................  $    0.30
1995
  4th Quarter.................  $    0.30  $  --      $  --      $   171/8  $     15   $  --      $  --      $  --      $  --
  3rd Quarter.................       0.30     --         --          155/8      135/8     --         --         --         --
  2nd Quarter.................     --         0.4325       0.29     --         --            22       197/8        15       137/8
  1st Quarter.................     --         0.4325       0.29     --         --          221/8        19       145/8      133/8
1994
  4th Quarter.................  $  --      $  0.4325  $    0.29  $  --      $  --      $   205/8  $   187/8  $   141/2  $   127/8
  3rd Quarter.................     --         0.4325       0.29     --         --          221/2      191/4      153/8      131/2
  2nd Quarter.................     --         0.4325       0.29     --         --          241/2      197/8      163/4      137/8
  1st Quarter.................     --         0.4325       0.29     --         --          243/4      223/8        18         16
1993
  4th Quarter.................  $  --      $  0.4325  $    0.29  $  --      $  --      $   263/8  $   225/8  $   191/2  $   171/8

EXPERTS


    The audited financial statements and schedules incorporated in this Proxy Statement/Prospectus by reference from the MidAmerican Annual Report on Form 10-K for the calendar year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of such firm as experts in auditing and accounting in giving such reports.


LEGAL MATTERS

    Certain legal matters relating to the issuance of the Holdings Common Stock in the Share Exchange will be passed upon by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. Legal matters relating to the Public Utility Holding Company Act of 1935, as amended, have been passed upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations.

                                     ITEM 3
              PROPOSAL TO APPROVE AND ADOPT THE MIDAMERICAN ENERGY
                     COMPANY 1995 LONG-TERM INCENTIVE PLAN


    INTRODUCTION. On July 26, 1995, the Board of Directors adopted the MidAmerican Energy Company 1995 Long-Term Incentive Plan (the "Plan"), subject to approval by the shareholders. If approved, the Plan will become effective on the date of such approval and continue in effect for a ten year period thereafter. See "Directors' Compensation," "Securities Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and the "Compensation Committee Report on Executive Compensation" for a discussion of restricted stock and stock option awards made at the time of the adoption of the Plan, subject to the approval of the Plan by the shareholders. The Plan is an incentive compensation plan for officers and other key employees of the Company and its subsidiaries and provides for restricted stock grants to non-employee directors as a part of their total compensation for service as a director of the Company.

    The  full  text   of  the   Plan  appears  in   Annex  IV   to  this   Proxy
Statement/Prospectus and should be referred to for a complete description of its provisions. A summary of the material features of the Plan appears below.

    RECOMMENDATION.    THE BOARD  OF DIRECTORS  UNANIMOUSLY RECOMMENDS  THAT THE
SHAREHOLDERS OF MIDAMERICAN COMMON STOCK VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE 1995 LONG-TERM INCENTIVE PLAN.

    PURPOSE. The purpose of the Plan is to (i) align the interests of the Company's shareholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) advance the interests of the Company by attracting and retaining non-employee directors, officers and other key employees and (iii) motivate such participants to act in the long-term best interests of the Company's shareholders.

    ADMINISTRATION. The Plan provides for administration by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three or more members of the Board of Directors each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act. Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards under the Plan and determine the form and amount and other terms and conditions of such awards. The Plan authorizes the Committee to delegate its power and authority under the Plan to the President or other executive officer of the Company; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

    ELIGIBILITY FOR PARTICIPATION. Officers and other key employees of the Company and its subsidiaries are eligible to be selected to participate in the Plan. Non-employee directors are eligible to participate in Article V, "Restricted Stock Awards for Non-Employee Directors," of the Plan. Other than with respect to the participation of non-employee directors, the selection of participants is within the discretion of the Committee. The Committee has initially determined that the ten executive officers of the Company and its subsidiaries are eligible to participate in the stock options portion of the Plan and twenty officers the Company and its subsidiaries are eligible to participate in the restricted stock awards portion of the Plan.

    TYPES OF AWARDS. The Plan provides for the grant of any or all of the following types of awards: (i) options to purchase shares of MidAmerican Common Stock in the form of incentive stock options or non-statutory stock options,
(ii) SARs in the form of tandem SARs or free-standing SARs, (iii) stock awards in the form of restricted stock or unrestricted stock and (iv) performance shares. Such awards may be granted singly, in combination or in tandem as determined by the Committee.

    AMENDMENT OF THE PLAN. The Board of Directors may terminate the Plan or amend it at any time as it shall deem advisable, subject to shareholder approval as may be required by applicable law, rule or regulation, including Section 16 of the Exchange Act, provided that no amendment may be made without shareholder approval if such amendment would (i) increase the maximum number of shares of MidAmerican Common Stock available under the Plan (subject to adjustment as provided in the Plan), (ii) reduce the minimum purchase price in the case of an option or an SAR or (iii) effect any change inconsistent with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) extend the term of the Plan.

    AVAILABLE SHARES. Four million shares of MidAmerican Common Stock are available for grant under the Plan subject to reduction by the sum of the aggregate number of shares of MidAmerican Common Stock that are issued upon the grant of a stock award and which become subject to outstanding options, free-standing SARs and performance shares. In the event such shares of MidAmerican Common Stock are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of MidAmerican Common Stock to pay all or a portion of the exercise price of an award, if any, to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of MidAmerican Common Stock shall again be available under the Plan.

    LIMITATION ON AWARDS. Included within the 4,000,000 shares of MidAmerican Common Stock available for grants under the Plan, is a maximum of 600,000 shares available for awards granted in the form of stock awards under the Plan during its term. The amount of all awards to individual participants is to be determined by the Committee in its sole discretion.

    STOCK OPTIONS. Under the Plan, the Committee may grant awards in the form of options to purchase shares of MidAmerican Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise, a vesting schedule, if any, and the exercise price per share subject to the option. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the MidAmerican Common Stock on the date of the stock option's grant or the exercise period be longer than ten years from the date of the option grant. Upon exercise, the option price may be paid in cash or, at the discretion of the Committee, in shares of MidAmerican Common Stock, a combination thereof, or such other consideration as the Plan permits. Unvested stock options of a participant who terminates employment with the Company by reason of disability, retirement upon reaching at least age 55 with a minimum of five years of employment with the Company or death will become fully vested at the time of termination. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Code.

    STOCK APPRECIATION RIGHTS. The Plan authorizes the Committee to grant SARs either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Free-Standing SARs"). An SAR is a right to receive a payment equal to the appreciation in market value at exercise in excess of the grant price multiplied by the stated number of shares of MidAmerican Common Stock subject to the exercise.

    A Tandem SAR granted in connection with an incentive stock option shall be granted at the same time as the incentive stock option is granted. A Tandem SAR shall be exercisable to the extent its related stock option is exercisable and the exercise price of such an SAR shall be the same as the option price under the related stock option. Upon the exercise of a stock option as to some or all of the shares related to the award, the related Tandem SAR shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise.

    The Committee will, with regard to a Free-Standing SAR, determine the number of shares of MidAmerican Common Stock subject to the SAR, the manner and time of the SAR's exercise and the exercise price of the SAR. However, the exercise price of a Free-Standing SAR will in no event be less than 100% of the fair market value of the MidAmerican Common Stock on the date of the grant of the Free-Standing SAR.

    STOCK AWARDS. The Plan authorizes the Committee to grant awards in the form of shares of MidAmerican Common Stock, either restricted or unrestricted. Such awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions based on performance measures and continued employment.

    PERFORMANCE SHARES. The Plan allows for the grant of "performance shares." For purposes of the Plan, "performance shares" means a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive one share of MidAmerican Common Stock, which may be restricted, or in lieu of all or a portion thereof, the fair market value of such performance share. The performance objectives to be achieved during such period and the measure of whether and to what extent such objectives have been attained will also be determined by the Committee.

    OTHER TERMS OF AWARDS. The Plan describes the continuation, termination, nonforfeiture and forfeiture of stock options, SARs, stock and performance share awards in the event of death, disability, retirement or termination as an employee of the Company. Transfers, assignments or pledges of such awards other than by will or the laws of descent and distribution or as permitted by Section 16 of the Exchange Act are not permitted.

    RESTRICTED STOCK FOR NON-EMPLOYEE DIRECTORS. The Plan provides that as of the date of adoption of the Plan, each non-employee director (a member of the Board of Directors who is not an officer or employee of the Company or any subsidiary) is to receive a restricted stock award of 800 shares of MidAmerican Common Stock. Furthermore, upon the initial election of a director to the Board of Directors, whether at an annual election or to fill a vacancy, a restricted stock award consisting of 800 shares of MidAmerican Common Stock shall be made to such director. Additional restricted stock awards of 800 shares of MidAmerican Common Stock will be made to each non-employee director who continues on the Board of Directors annually on May 1 beginning in 1996, assuming approval of the Plan by the holders of MidAmerican Common Stock. The shares are restricted until such time as the non-employee director terminates service as a director of the Company and become nonforfeitable upon death or disability while serving as a member of the Board, failure to be reelected to the Board after being duly nominated, retirement from the Board after five years of service as a director or removal from the Board or failure to be nominated for reelection following a change in control of the Company.


    CHANGE IN CONTROL. The Plan provides that in the event of a change in control (as defined in the Plan) (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the restriction period applicable to any outstanding restricted stock award shall lapse, (iii) the performance period applicable to any outstanding performance share award will lapse and (iv) the performance measures applicable to any outstanding restricted stock award (if any) and to any outstanding performance share award will be deemed to be satisfied at the target level. The Share Exchange will not constitute a change of control.


    FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal United States federal income tax consequences under the Code as it relates to awards under the Plan. This summary is not intended to be complete and, among other things, does not describe state or local tax consequences. Capital gains are currently taxed at a minimum federal rate of 28 percent, while ordinary income rates are graduated to a maximum rate of 39.6 percent. The following discusses the characterization of income under the various Plan features as ordinary income or capital gain or loss.

        Incentive Stock Options. A participant who receives an incentive stock option will not be treated as receiving taxable income upon the grant of the option or upon its exercise, provided the exercise occurs, in general, during employment or within three months after termination of employment for cause. However, any appreciation in share value since the date of the grant will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option and is held for at least one year after delivery of the stock purchased by the option, any gain or loss resulting from a sale or other disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods, the participant will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date exercised over the exercise price. Any gain in excess of that ordinary income amount generally will be taxed at capital gains rates. However, under a special rule, the ordinary income realized upon a disqualifying disposition will not exceed the amount of the participant's gain.

    The Company will not be entitled to any deduction as a result of the grant or exercise of any incentive stock option, or on a later disposition of the stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant, or, if less, the amount equal to the excess of the fair market value of the stock on the date exercised over the exercise price.

        Non-Statutory Stock Options. No taxable income will be realized by a participant upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the participant will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date exercised over the option price, and the Company will be entitled to a corresponding deduction. In the case of a participant subject to Section 16(b) of the Exchange Act, unless the participant elects otherwise, the amount and timing of such income (and deduction by the Company) will instead be based on the fair market value of the shares on the date the Section 16(b) restriction lapses as to such shares. Upon a subsequent disposition of the shares, the participant will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. The Company will not be entitled to any further deduction at that time.


        SARs. At the time of receiving an SAR, the participant will not recognize any taxable income. Likewise, the Company will not be entitled to a deduction for the SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the cash and/or fair market value of the shares received. However, participants who are subject to Section 16(b) of the Exchange Act and who receive stock, will not recognize ordinary income until the restrictions imposed by Section 16(b) lapse and the stock will be valued on that date. Nevertheless, such participants may elect, at the date of exercise, to recognize ordinary income pursuant to Section 83(b) of the Code. If such an election is made, the stock is valued on the date of exercise of the SAR. If a participant receives stock, then the fair market value of the stock (recognized as ordinary income) becomes the participant's tax basis for determining gains or losses on the subsequent sale of such stock. The Company will be entitled to a deduction in the amount and at the time that the participant first recognizes ordinary income.



        Performance Shares. A participant who has been granted performance shares will not realize taxable income at the time of the grant and the Company will not be entitled to a deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the excess of the fair market value of the MidAmerican Common Stock over the amount paid by the participant, if any, for such shares. The Company will be entitled to a corresponding deduction.



        Restricted Shares. A participant receiving an award of restricted shares of MidAmerican Common Stock will not realize taxable income at the time of the grant and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.


    The tax treatment of restricted shares of MidAmerican Common Stock which is disposed of will depend upon whether the participant made an election to include the value of the stock in income when awarded. If the participant made such an election, any disposition thereafter will result in a long-term or short-term capital gain depending upon the period the restricted shares of MidAmerican Common Stock were held. If an election is not made, disposition prior to the lapse of restrictions will result in ordinary income to the participant equal to the amount received on disposition. The Company may also deduct the amount.

    NEW PLAN BENEFITS. As described elsewhere in this Proxy Statement/Prospectus, certain conditional awards have been made under the Plan subject to shareholder approval of the Plan. The following table shows these awards.

                               NEW PLAN BENEFITS
                           MIDAMERICAN ENERGY COMPANY
                         1995 LONG-TERM INCENTIVE PLAN


                                                                            PERFORMANCE               RESTRICTED
                                                                               SHARE                     STOCK
                                                                              DOLLAR                    DOLLAR
                                                     STOCK     PERFORMANCE     VALUE     RESTRICTED      VALUE
NAME AND POSITION                                 OPTIONS (#)  SHARES (#)     ($)(1)      STOCK (#)     ($)(2)
------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Russell E. Christiansen                              150,000       13,675      199,997       N/A          N/A
  Chairman, Chairman of the Office of CEO
Stanley J. Bright                                    150,000       11,966      175,003      N/A          N/A
  President, President of the Office of CEO
Richard C. Engle                                      60,000        6,291       92,006      N/A          N/A
  Executive Vice President
Lynn K. Vorbrich                                      60,000        6,291       92,006      N/A          N/A
  President, Electric Division
Donald C. Heppermann                                  60,000        5,607       82,002      N/A          N/A
  President, InterCoast Energy Company
Beverly A. Wharton                                    60,000        5,470       79,999      N/A          N/A
  President, Gas Division
All Executive Officers,                              700,000       63,177      923,964      N/A          N/A
  including the above
All Directors who are                                N/A          N/A          N/A           25,600      398,200
  not executive officers
All employees, excluding                             N/A           23,100      337,838      N/A          N/A
  executive officers


------------------------


(1) Based on the closing price of the MidAmerican Common Stock of $14.625 on July 3, 1995, the effective date of the conditional grant of the awards. The amount of Performance Shares represents the amount that could be paid out at the end of the applicable performance period if the performance measures are achieved. If performance does not meet the performance measures, then no awards will be paid. Performance Shares will be fully vested upon disability, death or a change in control. The Share Exchange will not constitute a change in control. Unless otherwise determined by the Board of Directors at its discretion, recipients of Performance Shares who terminate employment due to retirement prior to the end of the applicable performance period will be vested in the pro rata amount of such shares as determined by their length of employment during the performance period.


(2) Based on the July 25, 1995 market price of the MidAmerican Common Stock of $14.50 for 800 shares which was the date of the conditional grant of such 800 shares and on the December 31, 1995 market price of the MidAmerican Common Stock of $16.75 for the balance of the shares of Restricted Stock expected to be granted on May 1, 1996.

    HOLDINGS COMMON STOCK. If the Holding Company Proposal and the Plan are approved by the holders of the MidAmerican Common Stock, the Plan will become the plan of Holdings and Holdings Common Stock will be issued under the Plan instead of MidAmerican Common Stock.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


    The Board of Directors has selected Arthur Andersen LLP, accountants and auditors, to examine the books, accounts and records of the Company for the year 1996 and to render their auditors' report thereon. A representative of Arthur Andersen LLP is expected to be present at the annual meeting with the opportunity to make a statement if so desired and to be available to respond to appropriate questions.


                           1997 SHAREHOLDER PROPOSALS

    In order for proposals of MidAmerican Energy Company Common Shareholders intended to be presented at the annual meeting of shareholders to be held in 1997 to be considered for inclusion in the MidAmerican Energy Company Proxy Statement and form of proxy relating to that meeting, such proposals must be received by the Company on or before November 18, 1996. Proposals should be sent to the Corporate Secretary, MidAmerican Energy Company, P.O. Box 657, Des Moines, Iowa 50303-0657.

                                 OTHER MATTERS


    The annual report of MidAmerican Energy Company, including financial statements for the year ended December 31, 1995, is included with this Proxy Statement/Prospectus. Additional copies of the report will be mailed to any shareholder upon request.


    The Board of Directors does not know of any other matter to be presented at the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the proxies to vote thereon in accordance with their judgment.

                                          By Order of the Board of Directors
                                          Paul J. Leighton
                                          VICE PRESIDENT AND CORPORATE SECRETARY

Des Moines, Iowa
March 18, 1996

                                                                         ANNEX I

                         AGREEMENT AND PLAN OF EXCHANGE

    THIS AGREEMENT AND PLAN OF EXCHANGE ("Agreement"), dated as of January 24, 1996, is between MidAmerican Energy Company, an Iowa corporation ("MidAmerican" or "Company"), the company whose shares will be acquired pursuant to the Share Exchange (described hereinafter), and MidAmerican Energy Holdings Company, an Iowa corporation ("Holdings"), the acquiring company. MidAmerican and Holdings are hereinafter sometimes referred to, collectively, as the "Companies".

                                  WITNESSETH:

    WHEREAS, the authorized capital stock of MidAmerican consists of (a) 350,000,000 shares of common stock without par value ("Company Common Stock"), of which 100,751,713 shares are issued and outstanding, and (b) 100,000,000 shares of preferred stock, without par value ("Company Preferred Stock"), of which 3,217,769 shares are issued and outstanding; and

    WHEREAS, Holdings has 1,000 shares of common stock, no par value, ("Holdings Common Stock") presently authorized, issued and outstanding, and at the Effective Time (as hereinafter defined), the authorized capital stock of Holdings will consist of (a) 350,000,000 shares of Holdings Common Stock and (b) 100,000,000 shares of preferred stock, no par value ("Holdings Preferred Stock"); and

    WHEREAS, the Boards of Directors of each of MidAmerican and Holdings deem it desirable and in the best interests of the Companies and their shareholders that each share of Company Common Stock be exchanged for a share of Holdings Common Stock with the result that Holdings becomes the owner of all outstanding Company Common Stock and each holder of Company Common Stock becomes the owner of an equal number of shares of Holdings Common Stock, all pursuant to the terms and conditions hereinafter set forth ("Share Exchange"); and

    WHEREAS, the Iowa Business Corporation Act ("IBCA") permits share exchanges which bind all of the shareholders upon the approval of a plan of share exchange by the holders of a majority of all votes entitled to be voted thereon; and

    WHEREAS, the Boards of Directors of MidAmerican and Holdings have recommended that their respective shareholders approve the Share Exchange and this Agreement, and this Agreement has been approved by the requisite vote of Holdings' shareholder pursuant to Section 490.1103 of the IBCA;

    NOW, THEREFORE, in consideration of the premises, and of the agreements, covenants and conditions hereinafter contained, the parties hereto agree with respect to the Share Exchange that, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be exchanged for one share of Holdings Common Stock, and that the terms and conditions of the Share Exchange and the method of carrying the same into effect are as follows:

                                   ARTICLE I

    Subject to the satisfaction of the conditions and obligations of the parties hereto, the Share Exchange will be effective upon the filing, with the Iowa Secretary of State, in accordance with the IBCA, of articles of share exchange ("Articles of Exchange") with respect to the Share Exchange or at such later time as may be stated in the Articles of Exchange (the time at which the Share Exchange becomes effective being referred to herein as the "Effective Time").

                                   ARTICLE II

    (1) The name of the corporation whose shares will be acquired is MidAmerican Energy Company, and the name of the acquiring corporation is MidAmerican Energy Holdings Company.

    (2) The terms and conditions of the exchange, and the manner and basis of exchanging the shares of Company Common Stock to be acquired for shares of Holdings Common Stock, are as follows:

    At the Effective Time:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for one share of Holdings Common Stock, which shall thereupon be fully paid and non-assessable, except the shares for which dissenters' rights were exercised;

        (b) Holdings shall become the owner and holder of each issued and outstanding share of Company Common stock so exchanged;


        (c) Each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and shall thereupon constitute an authorized and unissued share of Holdings Common Stock;


        (d) The former owners of Company Common Stock shall be entitled only to receive shares of Holdings Common Stock as provided herein; and

        (e) Holders of Company Common Stock who exercised their dissenters' rights in accordance with the IBCA shall be entitled to receive payment of "fair value" for their shares of Company Common Stock.

    Shares of outstanding Company Preferred Stock shall not be exchanged or otherwise affected by the Share Exchange.

                                  ARTICLE III

    The consummation of the Share Exchange is subject to the following conditions precedent:

        (1) The receipt of the requisite approval of the Share Exchange by the holders of Company Common Stock;

        (2) The filing of Restated Articles of Incorporation of Holdings increasing the number of authorized shares of Holdings Common Stock and Holdings Preferred Stock to 350,000,000 and 100,000,000 shares, respectively, in the form attached hereto as Exhibit A;

        (3) The satisfaction of the respective obligations of the parties hereto set forth in this Agreement in accordance with the terms and conditions herein contained;

        (4) The  execution and  filing of  Articles of  Exchange with  the  Iowa
    Secretary of State pursuant to the IBCA in the form attached hereto as Exhibit B;

        (5) The approval for listing upon official notice of issuance by the New York Stock Exchange of Holdings Common Stock to be issued in accordance with this Agreement;

        (6) The receipt of either a ruling of the Internal Revenue Service satisfactory to MidAmerican and its counsel, or an opinion of counsel satisfactory to MidAmerican, with respect to the tax consequences of the Share Exchange and other transactions incident thereto; and

        (7) The receipt of such orders, authorizations, approvals or waivers from all jurisdictional regulatory bodies, boards or agencies, which are required in connection with the Share Exchange and related transactions.

                                   ARTICLE IV

    Holdings will not engage in any business following the execution of this Agreement until the consummation of the Share Exchange, other than such business as is necessary to organize and maintain the corporate status and good standing of Holdings in the State of Iowa and such other states in which it may be authorized to conduct business.

                                   ARTICLE V

    This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, by the mutual consent of the Board of Directors of each of MidAmerican and Holdings; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected, if such amendment, modification, supplement or waiver would, in the judgment of the Board of Directors of MidAmerican, materially and adversely affect the shareholders of MidAmerican.

    This Agreement may be terminated and the Share Exchange and related transactions abandoned at any time prior to the time the Articles of Exchange are filed with the Iowa Secretary of State, if the Board of Directors of MidAmerican determines, in its sole discretion, that consummation of the Share Exchange would be inadvisable or not in the best interest of MidAmerican or its shareholders.

                                   ARTICLE VI

    This Agreement has been submitted to the shareholder of Holdings for approval, and the shareholder of Holdings has approved this Agreement, as provided by the IBCA.

                                  ARTICLE VII

    Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock may, but shall not be required to, surrender the same to Holdings for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of Holdings Common Stock as the shares of Company Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for transfer, each outstanding certificate which, immediately prior to the Effective Time, represented Company Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holdings Common Stock as though such surrender or transfer had taken place. The holders of Company Common Stock at the Effective Time shall have no right to have their shares of Company Common Stock transferred on the stock transfer books of MidAmerican, and such stock transfer books shall be deemed to be closed for this purpose at the Effective Time.

    IN WITNESS WHEREOF, each of MidAmerican and Holdings, pursuant to authorization and approval given by their respective Boards of Directors, has caused this Agreement to be executed by its Chairman and President, respectively, and attested by its Corporate Secretary as of the date first above written.


                                          MIDAMERICAN ENERGY COMPANY


                                          By _____/s/ Russell E. Christiansen___


                                                  CHAIRMAN, OFFICE OF THE
                                                 CHIEF EXECUTIVE OFFICER


ATTEST


___________Paul J. Leighton___________


         CORPORATE SECRETARY


                                          MIDAMERICAN ENERGY HOLDINGS COMPANY


                                          By ________/s/ Stanley J. Bright______

                                                         PRESIDENT

ATTEST


___________Paul J. Leighton___________


         CORPORATE SECRETARY

                                                                        ANNEX II

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                      MIDAMERICAN ENERGY HOLDINGS COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

    Pursuant to the provisions of Section 490.1007 of the Iowa Business Corporation Act, the undersigned corporation hereby adopts the following Restated Articles of Incorporation ("Articles of Incorporation"):

                                   ARTICLE I

    The name of the corporation is "MidAmerican Energy Holdings Company" (hereinafter sometimes called the "Corporation") and its registered office shall be located at 666 Grand Avenue, Des Moines, Iowa 50303 with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation may, from time to time, determine. The name of the Corporation's registered agent at such registered office is Paul J. Leighton, Vice President and Corporate Secretary.

                                   ARTICLE II

    The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Iowa Business Corporation Act.

                                  ARTICLE III

    A. The aggregate number of shares which the Corporation shall have authority to issue is 350,000,000 shares of Common Stock, no par value ("Common Stock"), and 100,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

    B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of Incorporation, as amended from time to time, the registered holders of the shares of Common Stock shall have unlimited and exclusive voting rights.

    C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.

    D. The Board of Directors, at any time or from time to time may, and is hereby authorized to, divide the authorized and unissued shares of Preferred Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

    E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issuance and sale of any shares of Common Stock, Preferred Stock or other securities of the Corporation, warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of Common Stock, Preferred Stock or other securities of the Corporation. Such warrants, rights or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors of the Corporation. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issuance of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

    F. The Corporation may authorize the issuance of some or all of the shares of any or all of the classes of its capital stock without certificates.

    G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

    H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.

                                   ARTICLE IV

    The term of corporate existence of the Corporation shall be perpetual.

                                   ARTICLE V

    A. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors of the Corporation shall be fixed by the Bylaws but shall be no less than ten (10) and no greater than twenty-two (22), and such number may be increased or decreased from time to time in accordance with the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected by the shareholders at each annual meeting of the Corporation as specified herein and in the Bylaws. Directors need not be shareholders.

    B. Each director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled solely by a majority vote of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the Board of Directors.

    C. Any director or the entire Board of Directors may be removed for cause as set forth in this paragraph C. Removal of a director for cause must be approved by the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. Any action for removal of a director must be taken within one year of such cause.

    D. The Board of Directors, by a vote of a majority of the entire Board of Directors, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board of Directors or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors or the Bylaws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

    E. The Board of Directors shall elect such officers of the Corporation as specified in the Bylaws. All vacancies in the offices of the Corporation shall be filled by the Board of Directors. The Board of Directors shall also have authority to appoint such other managing officers as they may from time to time determine.

                                   ARTICLE VI

    Special meetings of shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by the President on at least ten days' notice to each shareholder entitled to vote at the special meeting, by mail at such shareholder's last known post office address, specifying the time, place and purpose or purposes of the special meeting.

                                  ARTICLE VII

    The private property of the shareholders of the Corporation shall be exempt from all corporate debts.

                                  ARTICLE VIII

    A. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation:

        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Entity (as hereinafter defined); or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Other Entity of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

       (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Other Entity in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

        (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving any Other Entity) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Other Entity; or

       (vi) any direct or indirect purchase or other acquisition by the Corporation of any equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1995) of any class from an Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% (excluding, in the case of (i) through (v) above, shares beneficially owned by a 25% Shareholder (as hereinafter defined), and, in the case of (vi) above, shares beneficially owned by such Interested Securityholder) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article VIII as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    B. The provisions of paragraph A of this Article VIII shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs 1 and 2 shall have been satisfied.

        1. A majority of the Continuing Directors (as hereinafter defined) shall have approved the Business Combination (but only if a majority of the Board of Directors are Continuing Directors); or

        2.  All of the following conditions shall have been met:

           a.  The ratio of:

               (i) the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of a particular class or series of Voting Shares in such Business Combination to

               (ii) the Fair Market Value per share of such class or series of Voting Shares on the date of the first public announcement of such Business Combination or the date on which any 25% Shareholder became a 25% Shareholder, whichever is higher is at least as great as the ratio (which ratio shall equal the number one in the event that such 25% Shareholder has never beneficially owned any shares of such class or series of Voting Shares) of

               (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 25%
           Shareholder has theretofore paid for any share of such class or series of Voting Shares acquired by it to

               (y) the Fair Market Value per share of such class or series of Voting Shares on the date of the initial acquisition by such 25% Shareholder of any share of such class or series of Voting Shares;

           b. The aggregate amount of the cash and Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of each class or series of Preferred Stock in such Business Combination is not less than the highest preferential amount per share to which holders of shares of such class or series of Preferred Stock would, respectively, be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

           c. The consideration to be received by holders of a particular class or series of Voting Shares in such Business Combination shall be in cash or in the same form and of the same kind as the consideration paid by the 25% Shareholder in acquiring the shares of such class or series of Voting Shares already owned by it;

           d. After such 25% Shareholder has acquired ownership of not less than 25% of the then outstanding Voting Shares (a "25% Interest") and prior to the consummation of such Business Combination:

               (i) the 25% Shareholder shall have taken steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 25% Shareholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position);

               (ii)  there  shall  have  been  no  reduction  in  the  rate   of
           distributions ("Dividends") payable on the Common Stock except as may have been approved by a majority vote of the Continuing Directors;

              (iii) such 25% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 25% Interest or as a result of a pro rata stock Dividend or stock split); and

              (iv) such 25% Shareholder shall not have acquired any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such 25% Shareholder acquiring its 25% Interest;

           e. Prior to or upon the consummation of such Business Combination, such 25% Shareholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the entire Board of Directors; and

           f. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and the General Rules and Regulations promulgated thereunder shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholders' approval of such

       Business Combination. Such proxy statement shall contain at the front thereof in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from a financial point of view, to the holders of Voting Shares other than any 25% Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

    C.  For the purposes of this Article VIII:

         1. The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Article VIII;

         2.  The term "Other  Entity" shall include (a)  any 25% Shareholder and
    (b) any other person (whether or not itself a 25% Shareholder) which after any Business Combination, would be an Affiliate (as hereinafter defined) of any 25% Shareholder;

         3.  The  term  "person"  shall   mean  any  individual,  firm,   trust,
    partnership, association, corporation or other entity;

         4. The term "25% Shareholder" shall mean, in respect to any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transactions,

           (a) is the beneficial owner, directly or indirectly, of not less than 25% of the Voting Shares, or

           (b) is an Affiliate of the Corporation and at any time within five years prior thereto was the beneficial owner, directly or indirectly, of not less than 25% of the then outstanding Voting Shares, or

           (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within five years prior thereto beneficially owned by any 25% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

        5.  A person shall be the beneficial owner of any Voting Shares

           (a) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

           (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

           (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

         6. The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 5 of this paragraph C above but shall not include any other Voting Shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise;

         7. The term "Continuing Director" shall mean (a) a person who was a member of the Board of Directors elected by the Public Holders prior to the date as of which any 25% Shareholder acquired in excess of 10% of the then outstanding Voting Shares or (b) a person designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors;

         8. The term "other consideration to be received" shall include, without limitation, Voting Shares retained by Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation;

         9. The terms "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1995;

        10. The term "Subsidiary" shall mean any corporation or other entity of which a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or otherwise to direct the management and policies, of such corporation or other entity, is owned, directly or indirectly, by the Corporation;

        11. The term "Interested Securityholder" shall mean, with respect to any transaction which is referred to in Clause (vi) of paragraph A of this
    Article VIII, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such transaction, or immediately prior to the consummation of any such transaction,

           (a) is the beneficial owner, directly or indirectly, of not less than five percent of the Voting Shares, or

           (b) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than five percent of the then outstanding Voting Shares, or

           (c) is an assignee of or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within two years prior thereto beneficially owned by an Interested Securityholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933; and

        12. The term "Fair Market Value" shall mean (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such capital stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such capital stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such capital stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such capital stock is listed, or, if such capital stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such capital stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available the fair market value on the date in question of a share of such capital stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or capital stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors; provided that any such determination by the Continuing Directors shall only be effective if made at a meeting at which a majority of Continuing Directors is present.

    D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article VIII, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of paragraph C, (iv) whether the assets subject to any Business Combination have an aggregate Fair Market Value of $25,000,000 or more, and (v) such other matters with respect to which a determination is required under this Article VIII.

    E. Nothing contained in this Article VIII shall be construed to relieve any 25% Shareholder from any fiduciary obligation imposed by law.

                                   ARTICLE IX

    Any amendment,  alteration, change  or  repeal of  Article  VA, VB  and  VC,
Article VIII or this Article IX of these Articles of Incorporation shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding Voting Shares (as defined in Article VIII), excluding from such affirmative vote shares beneficially owned by any 25% Shareholder or by any Interested Securityholder in the case of an amendment of the provisions of paragraph A of Article VIII that exclude from an affirmative vote required pursuant to such paragraph A shares beneficially owned by 25% Shareholders or shares beneficially owned by Interested Securityholders, as the case may be.

                                   ARTICLE X

    The Board of Directors may make Bylaws and from time to time may alter, amend or repeal any Bylaws; but any Bylaws made by the Board of Directors may be altered or repealed by the shareholders entitled to vote generally at any annual meeting or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.

                                   ARTICLE XI

    A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

        (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

       (iii) for any transaction from which the director derives an improper personal benefit; or

       (iv) under Section 490.833, or a successor provision, of the Iowa Business Corporation Act.

    B. If, after the date these Articles of Incorporation are filed with the Secretary of State of the State of Iowa, the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of Section A or Section B of this Article XI, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII

    A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative, or arbitration and whether formal or informal ("proceeding"), by reasons of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Iowa Business Corporation Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Article XII or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Iowa Business Corporation Act.

    B. If a claim under Section A is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

    C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision of this Article XII.

    D. Any action taken or omitted to be taken by (i) any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article VIII shall be presumed to be in compliance with the standard of conduct set forth in Section
490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

    E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act.

    F. The rights conferred on any person by this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

    G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

                                                                       EXHIBIT B

                              ARTICLES OF EXCHANGE
                                       OF
                      MIDAMERICAN ENERGY HOLDINGS COMPANY

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

    Pursuant to Section 1105 of the Iowa Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Exchange:

1.  The Agreement and Plan of Exchange is attached hereto as Exhibit "A."

2. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation is a follows:

    MidAmerican Energy Company

                                                                                  VOTES ENTITLED
                                                                                  TO BE CAST ON
        DESIGNATION GROUP                   SHARES OUTSTANDING                    SHARE EXCHANGE
----------------------------------  ----------------------------------  ----------------------------------
              Common                           100,751,713                         100,751,713

    MidAmerican Energy Holdings Company

                                                                                  VOTES ENTITLED
                                                                                  TO BE CAST ON
        DESIGNATION GROUP                   SHARES OUTSTANDING                    SHARE EXCHANGE
----------------------------------  ----------------------------------  ----------------------------------
              Common                              1,000                               1,000

2a. The total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan is as follows:
    MidAmerican Energy Company

           VOTING GROUP                         VOTES FOR                         VOTES AGAINST
----------------------------------  ----------------------------------  ----------------------------------
              Common

    MidAmerican Energy Holdings Company

           VOTING GROUP                         VOTES FOR                         VOTES AGAINST
----------------------------------  ----------------------------------  ----------------------------------
              Common

    The number of votes cast for the Agreement and Plan of Exchange by each voting group was sufficient for approval by that voting group.


    These Articles of Exchange are to become effective when filed by the Secretary of State.


                                   MIDAMERICAN ENERGY HOLDINGS COMPANY

                                   ---------------------------------------------

                                   Paul J. Leighton, CORPORATE SECRETARY

                                                                       ANNEX III

                         IOWA BUSINESS CORPORATION ACT
                         DISSENTERS' RIGHTS PROVISIONS
                                 DIVISION XIII
                               DISSENTERS' RIGHTS
                                     PART A

490.1301 DEFINITIONS FOR DIVISION XIII.

    In this division:

    1. "Beneficial shareholders" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

    2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

    4. "Fair Value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    7.    "Shareholder"   means  the  record   shareholder  or  the   beneficial
shareholder.

490.1302 SHAREHOLDERS' RIGHT TO DISSENT.

    1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        a. Consummation of a plan of merger to which the corporation is a party if either of the following apply:

           (1)  Shareholder  approval  is  required for  the  merger  by section
       490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

           (2) The corporation is a subsidiary that is merged with its parent under section 490.1104.

        b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

        c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                                     III-1

        d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

           (1) Alters or abolishes a preferential right of the shares.

           (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

           (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

           (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

           (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

           (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

        e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

490.1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

    2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

        a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

        b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.

                                     PART B

490.1320 NOTICE OF DISSENTERS' RIGHTS.

    1.   If proposed corporate action  creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

    2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322

                                     III-2

490.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

    1.  If proposed corporate  action creating dissenters' rights under  section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following;

        a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

        b. Not vote the dissenting shareholder's shares in favor of the proposed action.

    2. A shareholder who does not satisfy the requirements of subsection 1, is not entitled to payment for the shareholder's shares under this part.

490.1322 DISSENTERS' NOTICE.

    1.  If proposed corporate  action creating dissenters' rights under  section
490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

    2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

        a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

        b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

        c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

        d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered

        e.  Be accompanied by a copy of this division.

490.1323 DUTY TO DEMAND PAYMENT.

    1. A shareholder sent a dissenters' notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c," and deposit the shareholder's certificates in accordance with the terms of the notice.

    2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

490.1324 SHARE RESTRICTIONS.

    1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326

                                     III-3

    2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

490.1325 PAYMENT.

    1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section
490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

    2.  The payment must be accompanied by all of the following:

        a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

        b. A statement of the corporation's estimate of the fair value of the shares.

        c.  An explanation of how the interest was calculated.

        d. A statement of the dissenter's right to demand payment under section 490.1328.

        e.  A copy of this division.

490.1326 FAILURE TO TAKE ACTION.

    1. If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure.

493B.1327 AFTER-ACQUIRED SHARES.

    1. A corporation may elect to withhold payment required by section 490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 490.1328.

490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

        a. The dissenter believes that the amount paid under section 490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

                                     III-4

        b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

        c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

    2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART C

490.1330 COURT ACTION.

    1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    2. The corporation shall commence the proceeding in the district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.

    The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

        a.  The amount, if any, by which  the court finds the fair value of  the
    dissenter's   shares,  plus  interest,  exceeds   the  amount  paid  by  the
    corporation.

        b.    The  fair  value,  plus  accrued  interest,  of  the   dissenter's
    after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

490.1331 COURT COSTS AND COUNSEL FEES.

    1.  The court  in an appraisal proceeding  commenced under section  490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

                                     III-5

    The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

        a.  Against the corporation and in favor of any or all dissenters if the
    court  finds  the  corporation  did   not  substantially  comply  with   the
    requirements of sections 490.1320 through 490.1328.

        b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

    3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     III-6

                                                                        ANNEX IV

                           MIDAMERICAN ENERGY COMPANY
                         1995 LONG-TERM INCENTIVE PLAN
                                I. INTRODUCTION

    1.1 PURPOSES. The purposes of the 1995 Long-Term Incentive Plan (the "Plan") of MidAmerican Energy Company (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers and other key employees and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

    1.2  CERTAIN DEFINITIONS.

    "AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

    "BOARD" shall mean the Board of Directors of the Company and predecessor companies where applicable.

    "BONUS STOCK" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

    "BONUS STOCK AWARD" shall mean an award of Bonus Stock under this Plan.

    "CAUSE" shall mean any act of dishonesty, commission of a felony, significant activities harmful to the reputation of the Company, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company.

    "CHANGE IN CONTROL" shall have the meaning set forth in Section 6.8(b).

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" shall mean the Compensation Committee of the Board, consisting of three or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

    "COMMON STOCK" shall mean the common stock of the Company.

    "COMPANY" has the meaning specified in Section 1.1 and shall include predecessor companies where applicable.

    "DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the closing transaction price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "FREE-STANDING SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

    "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of common stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

    "INCUMBENT BOARD" means the members of the Board on August 1, 1995. For this purpose, an individual who becomes a member of the Board subsequent to August 1, 1995 and who has been nominated for election by the Company's shareholders by resolution adopted by a vote of at least two-thirds of the directors then comprising the Incumbent Board at a duly convened meeting thereof shall be deemed to be a member of the Incumbent Board.

    "MATURE SHARES" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

    "NON-STATUTORY STOCK OPTION" shall mean a stock option which is not an Incentive Stock Option.

    "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, total earnings, net income, return to stockholders (including dividends), return on gross assets, return on net assets, growth in assets, return on equity, revenues, free cash flow, expenses as a percentage of assets, cost reduction goals, shareholder value, and customer satisfaction, or any combination of the foregoing and any other criteria and objectives established by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

    "PERFORMANCE PERIOD"  shall mean  a period  of  not less  than one  year  or
greater   than  five  years,  designated  by  the  Committee  during  which  the
Performance Measures applicable to a Performance Share Award shall be measured.

    "PERFORMANCE SHARES" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

    "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

    "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

    "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to a Restriction Period.

    "RESTRICTED STOCK AWARD" shall mean an award of Restricted Stock under this Plan.

    "RESTRICTION PERIOD" shall mean a period of not less than one year or greater than five years, designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

    " SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

    "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock Award.

    "TANDEM SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

    "TAX DATE" shall have the meaning set forth in Section 6.5.

    1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other key employees of the Company and its Subsidiaries: ( i ) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

    The Committee may delegate some or all of its power and authority hereunder to the President or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

    No member of the Board of Directors or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation and/or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

    1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

    1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 6.7, 4,000,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

    Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    2.1 STOCK OPTION. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan.

    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Statutory Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option.

        (b) OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c)  METHOD  OF EXERCISE.   An  option may  be exercised  (i) by  giving
    written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the company any tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

    2.2 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) NUMBER OF SARS AND BASE PRICE. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. Subject to the terms of this Plan and any applicable Agreement relating to an SAR, an SAR granted under this Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or, if the Committee shall so determine in the case of any such right other than a Tandem SAR, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the SAR (or if the Committee so determines, in the case of any SAR retroactively granted in tandem with or substitution for another award or any outstanding award granted under any other plan of the Company, on the date of grant of such other award). Subject to the terms of this Plan and any applicable agreement, the grant price, term, method of exercise, method of settlement and any other terms and conditions of any SAR shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR or Tandem SAR as it may deem appropriate.

        2.3  TERMINATION OF EMPLOYMENT.   (a) DISABILITY.  Subject to  paragraph
    (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee and (ii) the expiration date of the term of such option or SAR.

        (b) RETIREMENT. Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 55 after a minimum of 5 years of employment with the Company, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee and
    (ii) the expiration date of the term of such option or SAR.

        (c) DEATH. Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is 1 year after the date of death and (ii) the expiration date of the term of such option or SAR.

        (d) OTHER TERMINATION. Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on the effective date of such holder's termination of employment.


        Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 55 after a minimum of 5 years of employment with the Company with the consent of the Company, death or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is 6 months after the effective date of termination of employment and (ii) the expiration date of the term of such option or SAR.


        (e)  DEATH FOLLOWING  TERMINATION OF EMPLOYMENT.   Subject to  paragraph
    (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the 1 year period following termination of employment by reason of Disability, or if the holder of an option or SAR dies during the 1 year period following termination of employment by reason of retirement on or after age 55 after a minimum of 5 years of employment with the Company or if the holder of an option or SAR dies during the 6 month period following termination of employment for any reason other than Disability or retirement on or after age 55 after a minimum of 5 years of employment with the Company (or, in each case, such other period as set forth in the Agreement relating to such option or SAR), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is 6 months after the date of death and (ii) the expiration date of the term of such option or SAR.

        (f)  TERMINATION OF EMPLOYMENT --  INCENTIVE STOCK OPTIONS.  Subject  to
    Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Disability, each Incentive Stock Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) a date set by the Committee upon the determination a Disability exists and (ii) the expiration date of the term of such option.

    Subject to Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 1 year after the date of death and (ii) the expiration date of the term of such option.

    If the employment with the Company of the optionee of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. Subject to Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is 3 months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

    If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the three-month period following termination of employment for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 6 months after the date of death and (ii) the expiration date of the term of such option.

                               III. STOCK AWARDS

    3.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. Subject to adjustment as provided in Section 6.7 of this Plan, the aggregate number of shares of Common Stock available under this Plan pursuant to all Stock Awards shall not exceed 600,000 of the aggregate number of shares of Common Stock available under this Plan. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

    3.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a) NUMBER OF SHARES AND OTHER TERMS. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

        (b) VESTING AND FORFEITURE. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period.

        Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

        (c) SHARE CERTIFICATES. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

        (d) RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

    3.3 TERMINATION OF EMPLOYMENT. (a) DISABILITY. RETIREMENT AND DEATH. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with the Company of the holder of such award terminates by reason of (i) Disability or death, then the Restriction Period shall terminate as of the effective date of such holder's disability or as of the date of death and all Performance Measures, if any, applicable to such award shall be deemed to have been satisfied at the target level or (ii) retirement on or after age 55 with a minimum of 5 years of employment with the Company or termination by the Company without cause, the Restriction Period shall continue to apply and all Performance Measures, if any, applicable to such award shall also continue to apply and the restrictions on the restricted stock awards shall be removed based on actual results with respect to any performance measures.

        (b) OTHER TERMINATION. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with the Company of the holder of a Restricted Stock Award terminates for any reason other than Disability, retirement on or after age 55 after a minimum of 5 years of employment with the Company, termination by the Company without cause or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be cancelled by the Company.

                          IV. PERFORMANCE SHARE AWARDS

    4.1 PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

    4.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a) NUMBER OF PERFORMANCE SHARES AND PERFORMANCE MEASURES. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

        (b) VESTING AND FORFEITURE. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

        (c) SETTLEMENT OF VESTED PERFORMANCE SHARE AWARDS. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.10.

    4.3 TERMINATION OF EMPLOYMENT. (a) DISABILITY, RETIREMENT AND DEATH. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates by reason of (i) Disability or death, then all Performance Measures applicable to such award shall be deemed to have been satisfied at the target level and the Performance Period applicable to such award shall thereupon terminate or (ii) retirement on or after age 55 after a minimum of 5 years of employment with the Company or termination by the Company without cause, all Performance Measures applicable to such award shall continue to apply and payment of any Performance Share Awards shall be made in a pro rata amount at the same time and manner as with other eligible persons with respect to such awards, based on actual results of the Performance Measures, unless in its sole discretion, the Committee determines otherwise. Such pro rata amount shall be determined by multiplying the award that would have otherwise been paid had there been no termination under (ii) above by a fraction, the numerator of which is the number of full months of employment during the Performance Period and the denominator of which is the number of full months in the Performance Period. A partial month shall be treated as a full month if the holder of a Performance Share Award has held such award for 15 or more calendar days of such month.

        (b) OTHER TERMINATION. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any reason other than Disability, retirement on or after age 55 after a minimum of 5 years of employment with the Company, termination by the Company without cause or death, the portion of such award which is subject to a Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be cancelled by the Company.

             V. RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS

    5.1 RESTRICTED STOCK AWARDS. As of the date of adoption of this Plan, each Non-Employee Director (a member of the Board who is not an officer or employee of the Company or any Subsidiary) shall receive a Restricted Stock Award of 800 shares of Common Stock. Furthermore, upon the initial election of a director to the Board, whether at an annual election or to fill a vacancy, a Restricted Stock

Award consisting of 800 shares of Common Stock shall be made to such director. Additional Restricted Stock Awards of 800 shares of Common Stock will be made to each Non-Employee Director, who continues on the Board, each year effective as of May 1st of such year, beginning in 1996.

    5.2 RIGHTS AND RESTRICTIONS AS TO RESTRICTED STOCK AWARDS. The provisions of Sections 3.2(b) and (c) shall apply with respect to the Restricted Stock Awards hereunder.

    5.3 RESTRICTION PERIODS. All of the shares of Common Stock issued pursuant to the Restricted Stock Awards hereunder shall become free of the restrictions imposed by this Article V and shall become nonforfeitable upon any termination of Board service for any reason by the Non-Employee Director.

                                  VI. GENERAL

    6.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1996 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

    Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

    6.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act, provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR,
(c) effect any change inconsistent with Section 422 of the Code or (d) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

    6.3    AGREEMENT.   Except  with respect  to  Restricted Stock  Awards under
Article V, each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

    6.4 NON-TRANSFERABILITY OF STOCK OPTIONS, SARS AND PERFORMANCE SHARES. No option, SAR or Performance Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award except to the extent permitted by the foregoing sentence, each option, SAR or Performance Share may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Performance Share, such award and all rights thereunder shall immediately become null and void.

    6.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    6.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    6.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

    6.8  CHANGE IN CONTROL.

    (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, (i) all outstanding options and SARS shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the target level.

    (b) "Change in Control" shall be deemed to have occurred as of:

        (1) the closing date of the restructuring of the Company as a result of merger, consolidation, takeover or reorganization unless at least sixty percent (60%) of the members of the Board of Directors of the Corporation resulting from such merger, consolidation, takeover or reorganization were members of the Incumbent Board; or

        (2) the occurrence of any other event that is designated as being a "Change in Control" by a majority vote of the directors of the Incumbent Board who are not also employees of the Company.

    6.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

    6.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares or Common Stock or equity security.

    6.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

    6.12 EFFECTIVE DATE. This Plan shall become effective as of November 1, 1995, subject to subsequent approval of the shareholders of the Company at the 1996 annual shareholders meeting. Any grants of options, SAR's, Stock Awards or Performance Share Awards by the Board or Committee between July 1, 1995 and October 31, 1995 shall be considered to have been granted under this Plan and shall be governed by this Plan's terms and conditions. If this Plan is not approved by the shareholders of the Company at the 1996 annual shareholders meeting, all awards granted hereunder shall be null and void.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 490.850-490.855 and 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Articles of Incorporation and the Bylaws of Holdings provide for indemnification of directors, officers, employees and agents to the full extent provided by the IBCA. The Articles of Incorporation and the Bylaws of Holdings state that the indemnification provided therein shall not be deemed exclusive. Holdings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Holdings would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to Section 490.857 of the IBCA and its Articles of Incorporation and Bylaws, Holdings maintains directors' and officers' liability insurance coverage. Holdings has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

    As permitted by Section 490.832 of the IBCA, the Articles of Incorporation of Holdings provide that no director shall be personally liable to Holdings or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to Holdings or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS.

    The following exhibits are being filed herewith:

   EXHIBIT
   NUMBER                                              DESCRIPTION OF DOCUMENT
-------------  --------------------------------------------------------------------------------------------------------
        2(a)   Agreement and Plan of Exchange dated as of January 24, 1996 (attached as Annex I).
        3(a)   Restated Articles of Incorporation of MidAmerican Energy Holdings Company (attached as Annex II).
        3(b)   Bylaws of MidAmerican Energy Holdings Company.
        4      Rights of MidAmerican Energy Holdings Company Common Shareholders (included in 3(a)).
        5(a)   Opinion re Legality of Sidley & Austin.
        5(b)   Opinion re Legality of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
        8      Opinion re Tax Matters of Sidley & Austin.
       10(a)   MidAmerican Energy Company 1995 Long-Term Incentive Plan (attached as Annex IV).
       23(a)   Consents of Sidley & Austin (included in Exhibits 5 and 8).
       23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5(b)).
       23(c)   Consent of Arthur Andersen LLP.
       23(d)   Consent of Deloitte & Touche LLP
       99(a)   Form of Proxy/Direction.
       99(b)   Consents of Persons to be Directors of MidAmerican Energy Holdings Company at the Effective Time of the
                Share Exchange.

ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (5) To remove from registration by means of a post-effective amendment any shares of Holdings Common Stock which are not issued in the Share Exchange.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa as of March 11, 1996.

                                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                                       By       /s/ RUSSELL E. CHRISTIANSEN

                                          --------------------------------------
                                                 Russell E. Christiansen
                                                         CHAIRMAN

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated, as of March 11, 1996.

SIGNATURE AND TITLE
--------------------------------------------------------

                  /s/ RUSSELL E. CHRISTIANSEN
      --------------------------------------------                         /s/ STANLEY J. BRIGHT
                Russell E. Christiansen                         --------------------------------------------
                 CHAIRMAN AND DIRECTOR                                       Stanley J. Bright
             (PRINCIPAL EXECUTIVE OFFICER)                                 PRESIDENT AND DIRECTOR

                        /s/ LANCE E. COOPER
      --------------------------------------------
                    Lance E. Cooper
              VICE PRESIDENT AND TREASURER
      (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                               INDEX TO EXHIBITS

  EXHIBITS                                                                                                         PAGE
-------------                                                                                                    ---------
        2(a)   Agreement and Plan of Exchange dated as of January 24, 1996 (attached as Annex I).
        3(a)   Restated Articles of Incorporation of MidAmerican Energy Holdings Company (attached as Annex
                II).
        3(b)   Bylaws of MidAmerican Energy Holdings Company.
        4      Rights of MidAmerican Energy Holdings Company Common Shareholders (included in 3(a)).
        5(a)   Opinion re Legality of Sidley & Austin.
        5(b)   Opinion re Legality of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
        8      Opinion re Tax Matters of Sidley & Austin.
       10(a)   MidAmerican Energy Company 1995 Long-Term Incentive Plan (attached as Annex IV).
       23(a)   Consents of Sidley & Austin (included in Exhibits 5 and 8).
       23(b)   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5(b)).
       23(c)   Consent of Arthur Andersen LLP.
       23(d)   Consent of Deloitte & Touche LLP
       99(a)   Form of Proxy/Direction.
       99(b)   Consents of Persons to be Directors of MidAmerican Energy Holdings Company at the Effective Time
                of the Share Exchange.